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                           FACILITIES LEASE AGREEMENT


                                    between


                        BRAZOS MARKETS DEVELOPMENT, L.P.


                                      and


                          RANDALL'S FOOD & DRUGS, INC.


                                      and


                          RANDALL'S FOOD MARKETS, INC.


                         Dated as of September 10, 1998



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               THIS FACILITIES LEASE AGREEMENT HAS BEEN ASSIGNED
                        AS SECURITY FOR INDEBTEDNESS OF
                        BRAZOS MARKETS DEVELOPMENT, L.P.
                               SEE SECTION 19.10

This Facilities Lease Agreement has been manually executed in 6 counterparts, numbered consecutively from 1 through 6, of which this is No. ________. To the extent, if any, that this Facilities Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Facilities Lease Agreement may be created or perfected through the transfer or possession of any counterpart other than the original executed counterpart which shall be the counterpart identified as counterpart No. 1.

                               TABLE OF CONTENTS

                           FACILITIES LEASE AGREEMENT

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
ARTICLE IDEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Section 1.1.  DEFINED TERMS.. . . . . . . . . . . . . . . . . . . . . . . . . .1
     Section 1.2.  FORMS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     Section 1.3.  RECITALS, TABLE OF CONTENTS, TITLES, AND HEADINGS . . . . . . . .7
     Section 1.4.  INTERPRETATION. . . . . . . . . . . . . . . . . . . . . . . . . .7

ARTICLE IIREPRESENTATIONS AND WARRANTIES OF LESSEE AND BRAZOS. . . . . . . . . . . .8
     Section 2.1.  CORPORATE MATTERS.. . . . . . . . . . . . . . . . . . . . . . . .8
     Section 2.2.  AUTHORIZATION; BINDING AGREEMENT. . . . . . . . . . . . . . . . .8
     Section 2.3.  POWER AND AUTHORITY.. . . . . . . . . . . . . . . . . . . . . . .8
     Section 2.4.  CONSENTS, APPROVALS, AUTHORIZATIONS.. . . . . . . . . . . . . . .8
     Section 2.5.  COMPLIANCE WITH LEGAL REQUIREMENTS AND
                   INSURANCE REQUIREMENTS. . . . . . . . . . . . . . . . . . . . . .8
     Section 2.6.  AGREEMENT FOR FACILITIES LEASE. . . . . . . . . . . . . . . . . .9
     Section 2.7.  NO ENCROACHMENTS. . . . . . . . . . . . . . . . . . . . . . . . .9
     Section 2.8.  FACILITY AND FF&E LIENS . . . . . . . . . . . . . . . . . . . . .9
     Section 2.9.  BROKERAGE . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     Section 2.10.  SUITABILITY OF FACILITY AND FF&E . . . . . . . . . . . . . . . .9
     Section 2.11.  EXISTENCE. . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     Section 2.12.  PARTNERSHIP POWER. . . . . . . . . . . . . . . . . . . . . . . 10
     Section 2.13.  AUTHORIZATION AND APPROVALS. . . . . . . . . . . . . . . . . . 10
     Section 2.14.  ENFORCEABLE OBLIGATIONS. . . . . . . . . . . . . . . . . . . . 10
     Section 2.15.  PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Section 2.16.  OTHER ASSETS AND LIABILITIES.. . . . . . . . . . . . . . . . . 10

ARTICLE IIILEASE OF FACILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Section 3.1.  LEASE.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Section 3.2.  FACILITY LEASING RECORD.. . . . . . . . . . . . . . . . . . . . 10
     Section 3.3.  OWNERSHIP OF THE FACILITY AND FF&E. . . . . . . . . . . . . . . 11
     Section 3.4.  BRAZOS COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE IVDELIVERY AND ACCEPTANCE. . . . . . . . . . . . . . . . . . . . . . . . . 12
     Section 4.1.  ACCEPTANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     Section 4.2.  PAYMENTS FINAL. . . . . . . . . . . . . . . . . . . . . . . . . 12
     Section 4.3.  NO WARRANTIES OR REPRESENTATIONS. . . . . . . . . . . . . . . . 12
     Section 4.4.  QUIET ENJOYMENT.. . . . . . . . . . . . . . . . . . . . . . . . 13
     Section 4.5.  OTHER FINANCING REQUIREMENTS. . . . . . . . . . . . . . . . . . 13

ARTICLE VLEASE TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     Section 5.1.  LEASE TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     Section 5.2.  INSURABLE INTEREST. . . . . . . . . . . . . . . . . . . . . . . 13
     Section 5.3.  TERMINATION.. . . . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE VIRENT AND OTHER PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . 13

                                      (i)

     Section 6.1.  BASIC RENT. . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     Section 6.2.  OTHER AMOUNTS.. . . . . . . . . . . . . . . . . . . . . . . . . 13
     Section 6.3.  ADDITIONAL RENT.. . . . . . . . . . . . . . . . . . . . . . . . 14
     Section 6.4.  PAYMENT IN ADVANCE. . . . . . . . . . . . . . . . . . . . . . . 14
     Section 6.5.  CREDIT AGREEMENT LOSSES . . . . . . . . . . . . . . . . . . . . 14

ARTICLE VIIRESTRICTED USE; COMPLIANCE WITH LAWS. . . . . . . . . . . . . . . . . . 14
     Section 7.1.  INSURANCE REQUIREMENT AND LEGAL REQUIREMENT.. . . . . . . . . . 14
     Section 7.2.  FILINGS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     Section 7.3.  COMPLIANCE WITH OTHER REQUIREMENTS. . . . . . . . . . . . . . . 15
     Section 7.4.  INSPECTION. . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Section 7.5.  NO LIENS; ASSIGNMENT AND SUBLETTING.. . . . . . . . . . . . . . 15
     Section 7.6.  INTERFERENCE. . . . . . . . . . . . . . . . . . . . . . . . . . 16
     Section 7.7.  DELIVERY OF INFORMATION . . . . . . . . . . . . . . . . . . . . 16
     Section 7.8   EXECUTION OF DOCUMENTS. . . . . . . . . . . . . . . . . . . . . 16

ARTICLE VIIIMAINTENANCE, IMPROVEMENT AND REPAIR OF FACILITIES  . . . . . . . . . . 17
     Section 8.1.  WARRANTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     Section 8.2.  COSTS AND EXPENSES. . . . . . . . . . . . . . . . . . . . . . . 17
     Section 8.3.  PAYMENT OF TAXES. . . . . . . . . . . . . . . . . . . . . . . . 17
     Section 8.4.  NO MATERIAL ALTERATIONS.. . . . . . . . . . . . . . . . . . . . 18
     Section 8.5.  MAINTENANCE.. . . . . . . . . . . . . . . . . . . . . . . . . . 18
     Section 8.6.  ADDITIONS AND ALTERATIONS.. . . . . . . . . . . . . . . . . . . 18
     Section 8.7.  ENVIRONMENTAL REPORTS . . . . . . . . . . . . . . . . . . . . . 18
     Section 8.8.  OBLIGATIONS OF BRAZOS . . . . . . . . . . . . . . . . . . . . . 18
     Section 8.9.  CORRECTION OF STRUCTURAL DEFECTS. . . . . . . . . . . . . . . . 19

ARTICLE IXINSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     Section 9.1.  LIABILITY AND PROPERTY DAMAGE.. . . . . . . . . . . . . . . . . 19
     Section 9.2.  ADDITIONAL INSUREDS; NOTICE.. . . . . . . . . . . . . . . . . . 19
     Section 9.3.  APPLICATION OF PROCEEDS OF LOSS OR SUBSTANTIAL TAKING . . . . . 19
     Section 9.4.  APPLICATION OF PROCEEDS OF OTHER THAN LOSS OR SUBSTANTIAL
                   TAKING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     Section 9.5.  INVESTMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     Section 9.6.  APPLICATION IN DEFAULT. . . . . . . . . . . . . . . . . . . . . 20
     Section 9.7.  CERTIFICATES. . . . . . . . . . . . . . . . . . . . . . . . . . 20
     Section 9.8.  COVENANT TO KEEP INSURANCE IN FORCE.. . . . . . . . . . . . . . 20

ARTICLE XINDEMNITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     Section 10.1.  INDEMNIFIED PERSONS. . . . . . . . . . . . . . . . . . . . . . 21
     Section 10.2.  PAYMENTS.. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     Section 10.3.  CONTINUING INDEMNIFICATION.. . . . . . . . . . . . . . . . . . 22
     Section 10.4.  LIMITATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . 22
     Section 10.5.  LITIGATION.. . . . . . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE XIRENEWAL AND TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . 23
     Section 11.1.  LESSEE'S RIGHT TO TERMINATE. . . . . . . . . . . . . . . . . . 23
     Section 11.2.  BRAZOS' RIGHT TO TERMINATE . . . . . . . . . . . . . . . . . . 24
     Section 11.3.  RENEWAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     Section 11.4.  SALES TO THIRD PARTIES . . . . . . . . . . . . . . . . . . . . 25
     Section 11.5.  ADVISEMENT.. . . . . . . . . . . . . . . . . . . . . . . . . . 26

                                      (ii)

     Section 11.6.  ADDITIONAL PAYMENTS. . . . . . . . . . . . . . . . . . . . . . 26
     Section 11.7.  TERMINATION OF FACILITIES LEASE. . . . . . . . . . . . . . . . 27
     Section 11.8.  SURRENDER OF FACILITY. . . . . . . . . . . . . . . . . . . . . 27

ARTICLE XIIPROCEDURE UPON SALE . . . . . . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE XIIIEVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     Section 13.1.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . 28
     Section 13.2.  RIGHTS UPON DEFAULT. . . . . . . . . . . . . . . . . . . . . . 29
     Section 13.3.  EVENTS OF FACILITY TERMINATION.. . . . . . . . . . . . . . . . 32
     Section 13.4.  BRAZOS' RIGHT UPON EVENT OF FACILITY TERMINATION.. . . . . . . 33

ARTICLE XIVLOSS OF OR DAMAGE TO FACILITIES . . . . . . . . . . . . . . . . . . . . 34
     Section 14.1.  LESSEE'S RISK. . . . . . . . . . . . . . . . . . . . . . . . . 34
     Section 14.2.  REPAIR . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     Section 14.3.  FACILITY DAMAGED BEYOND REPAIR.. . . . . . . . . . . . . . . . 34

ARTICLE XVCONDEMNATION OF FACILITY . . . . . . . . . . . . . . . . . . . . . . . . 34
     Section 15.1.  TAKING OF SUBSTANTIALLY ALL OF A FACILITY. . . . . . . . . . . 34
     Section 15.2.  TAKING OF LESS THAN SUBSTANTIALLY ALL OF A FACILITY. . . . . . 35
     Section 15.3.  GRANT OF EASEMENTS.. . . . . . . . . . . . . . . . . . . . . . 35

ARTICLE XVILEASEHOLD INTERESTS . . . . . . . . . . . . . . . . . . . . . . . . . . 35

ARTICLE XVIIINTENTIONALLY OMITTED. . . . . . . . . . . . . . . . . . . . . . . . . 36

ARTICLE XVIIIPERMITTED CONTESTS. . . . . . . . . . . . . . . . . . . . . . . . . . 36

ARTICLE XIXMISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     Section 19.1.  SURVIVAL.. . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     Section 19.2.  ENTIRE AGREEMENT.. . . . . . . . . . . . . . . . . . . . . . . 37
     Section 19.3.  MODIFICATIONS. . . . . . . . . . . . . . . . . . . . . . . . . 37
     Section 19.4.  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . 37
     Section 19.5.  NO OFFSETS . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     Section 19.6.  NON-RECOURSE.. . . . . . . . . . . . . . . . . . . . . . . . . 39
     Section 19.7.  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     Section 19.8.  USURY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     Section 19.9.  NO MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     Section 19.10.  SALE OR ASSIGNMENT BY BRAZOS. . . . . . . . . . . . . . . . . 42
     Section 19.11.  INCOME TAXES. . . . . . . . . . . . . . . . . . . . . . . . . 42
     Section 19.12.  TRANSFER ON AS-IS BASIS.. . . . . . . . . . . . . . . . . . . 42
     Section 19.13.  RIGHT TO PERFORM FOR LESSEE.  . . . . . . . . . . . . . . . . 42
     Section 19.14.  MERGER, CONSOLIDATION OR SALE OF ASSETS.. . . . . . . . . . . 43
     Section 19.15.  RULE AGAINST PERPETUITIES.. . . . . . . . . . . . . . . . . . 43
     Section 19.16.  REEXECUTION.. . . . . . . . . . . . . . . . . . . . . . . . . 43
     Section 19.17.  PURCHASE OR SALE OF PROPERTY. . . . . . . . . . . . . . . . . 43
     Section 19.18.  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . 43
     Section 19.19.  INTENTIONALLY OMITTED . . . . . . . . . . . . . . . . . . . . 43
     Section 19.20.  EXECUTION IN COUNTERPARTS . . . . . . . . . . . . . . . . . . 43
     Section 19.21.  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . 43

                                     (iii)

     Section 19.22.  WAIVER OF LANDLORD'S LIENS. . . . . . . . . . . . . . . . . . 43
     Section 19.23.  BREAKAGE COSTS ARISING DUE TO BRAZOS DEFAULT. . . . . . . . . 43
     Section 19.24.  MEMORANDA OF LEASE. . . . . . . . . . . . . . . . . . . . . . 44









                                     (iv)
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                                      (v)
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List of Exhibits
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     Exhibit A           Schedule of Insurance





















                                      (vi)

                           FACILITIES LEASE AGREEMENT


     THIS FACILITIES LEASE AGREEMENT (this "FACILITIES LEASE") is made and entered into as of September 10, 1998, by and among BRAZOS MARKETS DEVELOPMENT, L.P., a Delaware limited partnership (referred to herein as "BRAZOS"), RANDALL'S FOOD & DRUGS, INC., a Delaware corporation (referred to herein as "LESSEE") and RANDALL'S FOOD MARKETS, INC., a Texas corporation (referred to herein as "LESSEE" or Guarantor, as applicable).

                             W I T N E S S E T H:

     WHEREAS, Brazos may hereafter purchase or lease certain equipment and construct or acquire fee or leasehold interests in certain buildings and other facilities; and

     WHEREAS, on or about the date of this Facilities Lease, Brazos and Lessee entered into an Agreement for Facilities Lease, providing for the purchase or lease of equipment and the construction of such buildings and other facilities from time to time; and

     WHEREAS, Lessee wishes to lease or sublease such equipment, buildings and other facilities under the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Brazos and Lessee hereby agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

     Section I.1. DEFINED TERMS. For the purposes of this Facilities Lease each of the following terms shall have the meaning specified with respect thereto:

     "ACQUIRED FACILITIES LEASE" means each lease entered into by Brazos under which a leasehold interest in a Facility or FF&E is being leased to Brazos by the owner of such Facility.

     "ACQUISITION COST" means, without duplication, for any Facility or FF&E, the sum of (i) the amount of the advances under the Credit Agreement and
Article III of the Agreement for Facilities Lease, and (ii) the advance of Brazos equity made pursuant to Section 3.7 of the Agreement for Facilities Lease with respect to such Facility or FF&E.

     "ADDITIONAL RENT" has the meaning set forth in SECTION 6.3 hereof.

     "AFFILIATE" means any other person controlling, controlled by or under direct or indirect common control with any Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "AGENT" means Chase Bank of Texas, National Association.

                                           FACILITIES LEASE AGREEMENT - Page 1

     "AGREEMENT FOR FACILITIES LEASE" means the Agreement for Facilities Lease, dated of even date herewith, between Brazos and Lessee providing for the construction of each Facility and the acquisition of FF&E, as it may be further amended, restated, modified or supplemented, from time to time, in accordance with the terms thereof.

      "ASSIGNEE" means any lender or agent for a lender under the Credit Agreement and each person, firm, corporation or other entity to which any part of Brazos' interest under this Facilities Lease or in any Facility or FF&E shall at the time have been assigned, conditionally or otherwise, by Brazos in accordance with SECTION 19.10 of this Facilities Lease.

     "ASSIGNMENT" means each assignment or security agreement referred to in
SECTION 19.10 hereof between Brazos and a third party, pursuant to which Brazos assigns or grants a security interest in any of its rights under this Facilities Lease to such third party, as from time to time amended.

     "BASIC RENT" means, so long as any borrowings are outstanding under the Credit Agreement, with respect to any Facility or FF&E, for any applicable period, the amount computed by multiplying the following:

     (i) the Acquisition Cost of such Facility or FF&E outstanding on the preceding Basic Rent Payment Date (if any) plus (calculated on a daily basis from the date of any advance for such period) any advances added to the Acquisition Cost during such period, by

     (ii) the Brazos Margin (calculated as a monthly factor and with respect to advances during a month, a daily factor) for such period plus the interest rate factor for interest accrued under the Credit Agreement during such period with respect to outstanding advances previously made and advances made during such period under (without duplication) the Agreement for Facilities Lease and the Credit Agreement towards such Acquisition Cost.

     "BASIC RENT PAYMENT DATE" means the applicable payment date under the Credit Agreement for the applicable accrued interest; provided, however, that with respect to any Facility under construction, the first Basic Rent Payment Date shall be the applicable date set forth above first occurring after Substantial Completion (as defined in the Agreement for Facilities Lease) of such Facility.

     "BRAZOS" means Brazos Markets Development, L.P. or any successor or successors to all of its rights and obligations hereunder.

     "BRAZOS MARGIN" means the margin specified and calculated in accordance with the letter from Brazos to Lessee dated as of September 10, 1998, designated therein as the "Brazos Margin Letter".

     "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in Dallas, Texas or New York City, New York are authorized or required by law to close.

     "CAPITAL LEASE" means a capital lease as determined in accordance with GAAP.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CONSENT" means each consent of Lessee or Guarantor to an Assignment, pursuant to which, among other things, Lessee or Guarantor, as the case may be, consents to the terms of such Assignment insofar as they relate to this Facilities Lease, as from time to time amended.

     "CORPORATE CREDIT DOCUMENTS" means the Corporate Credit Documents as defined in the Credit Agreement.

                                           FACILITIES LEASE AGREEMENT - Page 2

     "CREDIT AGREEMENT" means the Credit Agreement dated of even date herewith and among Brazos, the Agent and the banks named therein for the financing of the acquisition of Facilities and FF&E by Brazos in connection with the Agreement for Facilities Lease, as it may be amended, restated, modified or supplemented, from time to time.

     "CREDIT DOCUMENT" shall have the meaning ascribed to such term in the Credit Agreement.

     "EFFECTIVE DATE" means with respect to any Facility, the date on which such Facility is leased hereunder by Brazos to Lessee, pursuant to SECTION
3.1 hereof, which date shall be set forth in the Facility Leasing Record.

     "ENVIRONMENTAL CLAIM" means any third party (including governmental agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law relating to any Facility or Property.

     "ENVIRONMENTAL LAW" means all Legal Requirements arising from, relating to, or in connection with the Environment (as defined in 43 U.S.C. Section 9601(8) (1988)), health, or safety, including without limitation (i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and (ii) Legal Requirements relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous materials or wastes; (d) the safety or health of employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical, infectious, or toxic substances, materials or waste.

     "EVENT OF DEFAULT" has the meaning set forth in SECTION 13.1 hereof.

     "EVENT OF FACILITY TERMINATION" means any of the events specified in
SECTION 13.3.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and all regulations promulgated by the Securities and Exchange Commission thereunder.

     "EXCLUDED TAXES" shall mean each of the following taxes:

     (a) Any federal, state or other estate, inheritance, income or similar tax of Brazos or any of its partners (other than any gross receipts tax referred to in CLAUSE (b) of SECTION 8.3 hereof, or tax measured by the net income of Brazos or any of its partners (including without limitation the earned surplus component of the Texas franchise tax); PROVIDED, HOWEVER, that if at any time during the term of this Facilities Lease, the method of taxation shall be such that there shall be levied, assessed or imposed on Brazos, in substitution for any other tax, assessment, charge or levy which Lessee is required to pay pursuant to SECTION 8.3, a capital levy or other tax directly on the rents received therefrom, or upon the value of any property or any present or future improvement or improvements on any Facility, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be payable by Lessee, but only to the extent such taxes would be payable if the Facility affected were the only property of Brazos, and Lessee shall pay and discharge the same as provided herein.

     (b) Any taxes imposed against or payable by Brazos or any of its partners resulting from, or that would not have been imposed but for, the gross negligence or willful misconduct of Brazos or its Affiliate or the default by Brazos in the performance of its obligations hereunder, under any other Lease Document or under the Credit Documents or the breach by Brazos of its representations and warranties hereunder, under any other Lease Document or under the Credit Documents.

                                           FACILITIES LEASE AGREEMENT - Page 3

     (c) Taxes imposed on Brazos or any of its partners that result from any voluntary sale, assignment, transfer or other disposition by Brazos of its interest in any Facility or any interest therein; PROVIDED, HOWEVER, any transfer of the interest of Brazos hereunder arising as a result of an Event of Facility Termination or an Event of Default by Lessee hereunder or otherwise in accordance with this Facilities Lease shall not constitute a voluntary transfer by Brazos.

     (d) Taxes imposed on or with respect to or payable by Brazos or any Affiliate thereof because Brazos or such Affiliate is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

     (e) Any interest, penalties or additions to taxes imposed on Brazos or any of its partners that would not have been imposed or incurred but for the failure of Brazos or any of its partners to file any return or other document timely and in the form prescribed by law; PROVIDED, HOWEVER, that this exclusion shall not apply if such failure is attributable to a failure by Lessee to fulfill its obligations under this Facilities Lease with respect to such return.

     (f) Taxes imposed on or with respect to or payable by Brazos that would not have been imposed but for an amendment, supplement, modification, consent or waiver to the Lease Documents or Credit Documents not initiated, required or consented to by Lessee unless such amendment, supplement, modification, consent or waiver (i) is necessary or appropriate to, and in conformity with, any other amendment to any Lease Document or Credit Document initiated or requested by or consented to by Lessee, (ii) arises due to, or in connection with there having occurred, an Event of Default by Lessee, or
(iii) is required by the terms of the Credit Documents or is executed in connection with any amendment to the Credit Documents required by law.

     (g) any franchise tax or similar tax of Brazos or any of its partners if Brazos or its partners (as the case may be) would have been subject to such franchise tax in the absence of this transaction.

     (h) Any tax imposed by its express terms in lieu of or in substitution for any tax set forth in subparagraphs (a) through (g) above.

     "FACILITY" means all improvements of whatever kind or character now or hereafter located on, in or under or affixed to an individual Property, including, without limitation, any utilities, paving, signage or lighting and all additions, replacements and subsequent replacements thereof, together with the FF&E installed in such Facility or other building, in which a fee or leasehold interest has been or will be acquired by Brazos for the purpose of entering into the Facilities Lease, but excluding all parcels of land on which such Facility sits.

     "FACILITIES LEASE" means this Facilities Lease Agreement and each Facility Leasing Record.

     "FACILITY LEASING RECORD" means an instrument evidencing the lease or sublease of a Facility or FF&E under this Facilities Lease, as prepared and executed by Brazos, as lessor or sublessor, accepted and executed by Lessee, as lessee or sublessee in such form as Lessee, Brazos and Agent may approve.

     "FF&E" means fixtures that are permanently attached to the Property or the Facility and that are necessary for the operation of the Facility for general retail purposes, such as mechanical, electrical, plumbing, heating, air conditioning and ventilating equipment and systems, but excluding Trade Fixtures.

     "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination.


                                           FACILITIES LEASE AGREEMENT - Page 4

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GROUND LEASE" means, with respect to any Property, the ground lease by and between Brazos, as lessor, and Lessee, as lessee.

     "GUARANTOR" means Randall's Food Markets, Inc., a Texas corporation.

     "GUARANTY" means the Guaranty, dated of even date herewith, by and between Guarantor and Brazos, as it may be further amended, restated, modified or supplemented, from time to time, in accordance with the terms thereof.

     "INDEBTEDNESS" shall have the meaning ascribed to such term in the Guaranty.

     "INDEMNIFIED PERSON" has the meaning set forth in SECTION 10.1 hereof.

     "INSURANCE REQUIREMENTS" means all requirements of this Facilities Lease with respect to insurance, all terms of any insurance policy covering or applicable to any Facility, all requirements of the issuer of any such policy, all statutory requirements and all orders, rules, regulations and other requirements of any governmental body related to insurance applicable to any Facility.

     "LEASE DOCUMENT" shall have the meaning ascribed to such term in the Credit Agreement.

     "LEASE TERM" has the meaning set forth in SECTION 5.1 hereof.

     "LEGAL REQUIREMENTS" means all laws, judgments, decrees, ordinances and regulations and any other governmental rules, orders and determinations and all requirements having the force of law, now or hereinafter enacted, made or issued, whether or not presently contemplated, and all agreements, covenants, conditions and restrictions, applicable to each Facility and FF&E and/or the ownership, operation or use thereof, including, without limitation, all requirements of the Americans With Disabilities Act (P.L. 101-335) and environmental statutes, compliance with which is required at any time during the Lease Term and any Renewal Term, whether or not such compliance shall require structural, unforeseen or extraordinary changes to any Facility and FF&E or the operation, occupancy or use thereof.

     "LESSEE" means with respect to this Facilities Lease, Randall's Food & Drugs, Inc., a Delaware corporation and Randall's Food Markets, Inc., a Texas corporation, and, with respect to any particular Facility or FF&E, for all purposes of such Facility or FF&E and with respect to all matters affecting such Facility or FF&E, shall mean only the one foregoing entity which executes the Facility Leasing Record with respect to such Property or FF&E. Accordingly, references in this Facilities Lease to the "Lessee" shall be construed in the context of such reference to mean, with respect to each particular Facility or FF&E that is subject to this Agreement, Randall's Food & Drugs, Inc. or Randall's Food Markets, Inc., as the case may be, as evidenced by a the entity executing the Facility Leasing Record covering such particular Facility or FF&E and shall not be construed to include any other entity or Lessee.

     "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

     "LIEN OF RECORD" means, with the exception of the Lien of a lender or lender's agent under a Credit Agreement, (i) any mechanics' or materialmen's lien for which Lessee does not hold retainage or trapped funds in amounts required by applicable law or which is not covered by an adequate payment bond or is not the subject of a Permitted Contest, (ii) any lien securing the payment of taxes, assessments or governmental charges and levies which


                                           FACILITIES LEASE AGREEMENT - Page 5
are due, payable and delinquent, (iii) any judgment lien or (iv) any other filed, recorded, or docketed matter (whether or not the same shall constitute a Permitted Encumbrance or be the subject of a Permitted Contest) which in the case of any of the foregoing (a) is reasonably likely to result in a sale of an interest in all or a portion of the Facility for satisfaction of same, a loss, forfeiture, reversion of title, or right of reentry with respect to any Facility or (b) whether or not valid, is reasonably likely to interfere with the due and timely payment of any sum payable or the exercise of any of the rights or the performance of any of the duties or responsibilities of Lessee under this Facilities Lease.

     "MATERIAL ADVERSE EFFECT" means a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Guarantor and its Subsidiaries taken as a whole; if, but only if, such material adverse change or such material adverse effect has an economic effect (on an after tax basis) which exceeds an amount equal to the greater of (i) fifteen percent (15%) of the consolidated stockholders' equity (determined in accordance with GAAP) of the Guarantor at the time of determination and (ii) $40,000,000.

     "MATERIAL ADVERSE LEASE DOCUMENT EFFECT" means (a) a material impairment of the ability of the Guarantor to perform its obligations under the Guaranty or of the Lessee to perform its obligations under any Lease Document (as defined in the Guaranty) or (b) a material adverse effect upon the legality, validity, binding effect or enforceability in any material respect against the Guarantor or the Lessee of, respectively, the Guaranty or any Lease Document (as defined in the Guaranty) if, but only if, such material impairment or such material adverse effect has an economic effect (on an after tax basis) which exceeds an amount equal to the greater of (i) fifteen percent (15%) of the consolidated stockholders' equity (determined in accordance with GAAP) of the Guarantor at the time of determination and (ii) $40,000,000.00.

     "MAXIMUM RATE" has the meaning set forth in SECTION 19.8 hereof.

     "PERMITS" means all consents, licenses and building permits required for construction, completion, and operation of an individual Facility in accordance with all Legal Requirements of Law affecting the particular Facility, including, without limitation, all environmental permits.

     "PERMITTED CONTEST" means any good-faith contest permitted by and in accordance with the terms of ARTICLE XVIII.

     "PERMITTED ENCUMBRANCES" means the following Liens and other matters affecting the title or leasehold interest of any Facility or FF&E: (a) subject to the terms of SECTION 7.5, mechanics' and materialmen's liens incurred in good faith in the ordinary course of business and securing obligations that are junior to any Liens of Assignee not exceeding $250,000 for any particular Facility or FF&E and $2,000,000 in the aggregate which are not yet due or which are subject to a Permitted Contest; (b) Liens securing the payment of taxes, assessments and governmental charges or levies, either not delinquent or subject to a Permitted Contest; (c) zoning and planning restrictions, subdivision and platting restrictions, easements, rights-of-way, licenses, reservations, covenants, conditions, waivers, restrictions on the use of property, encroachments, encumbrances on or irregularities of title which do not, in Lessee's reasonable judgment, materially impair (i) the intended use of the Facility or FF&E by Lessee or (ii) the Value of any Facility or FF&E; (d) the lien created contemporaneously with the acquisition of such Facility or FF&E pursuant to, and securing the obligations under, a Credit Agreement; (e) any mechanics' or materialmen's lien for which Lessee holds retainage or trapped funds in amounts required by and in accordance with applicable law; (f) outstanding mineral interests; and (g) any other or additional matters; PROVIDED that such other or additional matters shall be approved in writing by Brazos and Agent, whose approval shall not be unreasonably withheld or delayed.

     "PERSON" means an individual, partnership, corporation, business trust, joint venture, joint stock company, trust, unincorporated association or Governmental Authority or other entity of whatever nature.


                                           FACILITIES LEASE AGREEMENT - Page 6

     "POTENTIAL DEFAULT" means any event which, but for the lapse of time, or giving of notice, or both, would constitute an Event of Default.

     "POTENTIAL FACILITY TERMINATION" means any event which, but for the lapse of time, or giving of notice, or both, would constitute an Event of Facility Termination.

     "PROPERTY" means any and all parcels of land in which Brazos has acquired a fee interest or leasehold interest and leased or subleased under a Ground Lease to Lessee, in each case for the operation of a Facility thereon, but excluding FF&E and all improvements thereon and all structures, equipment and materials affixed thereon or located thereon, therein or thereunder.

     "RENEWAL TERM" has the meaning set forth in SECTION 11.3(a) hereof.

     "REPORTS" has the meaning set forth in SECTION 8.7 hereof.

     "RESIDUAL GUARANTY" means the "Residual Guaranty" as defined in the Credit Agreement.

     "RESPONSIBLE OFFICER" means any officer of any Guarantor or any officer of a Lessee other than a Guarantor designated as such by a Responsible Officer of any Guarantor.

     "SUBSIDIARY" means with respect to any Person, any corporation of which voting control or more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at such time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person. With respect to each Lessee, "SUBSIDIARY" shall include any Subsidiary of such Lessee.

     "SURETY INSTRUMENTS" means all letters of credit (including standby), bankers' acceptances, bank guarantees, shipside bonds, surety bonds and similar instruments.

     "TITLE POLICY" means, with respect to any Facility, the owner policy of title insurance issued to Lessor as the insured thereunder covering the interest of Lessor in and to such Facility.

     "TRADE FIXTURES" means all removable furniture, equipment and other personal property that are installed for Lessee's use of the Facility as a supermarket or for other purposes from time to time operated by Lessee, including without limitation counters, racks, refrigerators and freezers, cashier's stands, cash registers, display cases and signs.

     "UNEARNED RENT" means any Basic Rent paid by Lessee with respect to a Facility and attributable to a period after the termination of this Facilities Lease as to such Facility including, without limitation, upon purchase of such Facility by Lessee or sale of such Facility to a third party pursuant to the terms hereof.

     "UNECONOMIC NOTICE" has the meaning set forth in SECTION 12.1 hereof.

     "UNECONOMIC FACILITY" has the meaning set forth in SECTION 12.1 hereof.

     "VALUE" has the meaning set forth in the Agreement for Facilities Lease.

     Section 1.2. FORMS. All forms specified by the text hereof or by reference to exhibits attached hereto shall be substantially as set forth herein, subject to such changes by Brazos and Lessee by mutual consent that do not alter the substantive rights of the parties hereto or of the Assignees or as may be required by applicable laws hereafter enacted.


                                           FACILITIES LEASE AGREEMENT - Page 7

     Section 1.3. RECITALS, TABLE OF CONTENTS, TITLES, AND HEADINGS. The terms and phrases used in the recitals of this Facilities Lease have been included for convenience of reference only and the meaning, construction, and interpretation of such words and phrases for purposes of this Facilities Lease shall be determined solely by reference to SECTION 1.1 hereof. The table of contents, titles, and headings of the Articles and Sections of this Facilities Lease have been inserted for convenience of reference only and are not to be considered a part hereof and shall not in any way modify or restrict any of the terms or provisions hereof and shall not be considered or given any effect in construing this Facilities Lease or any provision hereof or in ascertaining intent, if any question of intent should arise.

     Section 1.4. INTERPRETATION. Unless the context requires otherwise, words of the masculine gender shall be construed to include correlative words of the feminine and neuter genders and vice versa, and words of the singular number shall be construed to include correlative words of the plural number and vice versa. This Facilities Lease, and all the terms and provisions hereof, shall be liberally construed to effect the purposes set forth herein and to sustain the validity of this Facilities Lease.

                                      ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF LESSEE AND BRAZOS

     Brazos represents and warrants to Lessee on the date of this Facilities Lease with respect to SECTIONS 2.11 to 2.16 and Lessee represents and warrants to Brazos on the date of this Facilities Lease with respect to SECTIONS 2.1 to
2.4 and as of the date the relevant Facility or FF&E is leased pursuant to this Facilities Lease with respect to SECTIONS 2.1 to 2.10 (it being understood that all representations and warranties in this ARTICLE II with respect to a Facility or FF&E shall refer to the Facility or FF&E then being leased pursuant to the terms of this Facilities Lease) the following:

     Section II.1. CORPORATE MATTERS. Lessee has full corporate power and authority to execute, deliver and perform its obligations under this Facilities Lease, the Agreement for Facilities Lease and any Consent.

     Section II.2. AUTHORIZATION; BINDING AGREEMENT. This Facilities Lease has been duly authorized, executed and delivered by Lessee and, assuming the due authorization, execution and delivery of this Facilities Lease by Brazos, this Facilities Lease is a legal, valid and binding obligation of Lessee, enforceable against Lessee, subject, as to enforceability, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     Section II.3. POWER AND AUTHORITY. The consummation of the transactions herein contemplated and the performance and observance of Lessee's obligations under this Facilities Lease and any Consent have been duly authorized by all necessary corporate action on the part of Lessee. The execution, delivery and performance by Lessee of this Facilities Lease and any Consent will not result in any violation of any term of the certificate of incorporation or the by-laws of Lessee, do not require approval of the board of directors or shareholders of Lessee or the approval or consent of any trustee or holders of Indebtedness of Lessee except such as have been obtained prior to the date hereof and will not conflict with or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than a Lien on any Facility or FF&E as may be contemplated herein) upon any property or assets of Lessee under, any indenture, mortgage or other agreement or instrument to which Lessee is a party or by which it or any of its property is bound where such breach or default, singly or in the aggregate, would have a Material Adverse Effect or would, in the reasonable judgment of Lessee, materially impair the ability of Lessee to perform its obligations under the Agreement for Facilities Lease, this Facilities Lease, the Ground Lease or the Agreement for Ground Lease referred to in the Ground Lease or the Consent executed by Lessee of even date herewith, or under any existing applicable law, rule, regulation, license, judgment, order or decree of any Governmental Authority or court having jurisdiction over Lessee or any of its activities or properties.

     Section II.4. CONSENTS, APPROVALS, AUTHORIZATIONS. There are no consents, licenses, orders, authorizations or approvals of, or notices to or registrations with, any Governmental Authority which are required in connection with the


                                           FACILITIES LEASE AGREEMENT - Page 8
valid execution, delivery and performance of this Facilities Lease that have not been obtained or made, except such permits and licenses as Lessee will be required to obtain for the construction, installation, occupancy, use or operation of a specific Facility or FF&E and which, in the ordinary course of business, are not obtained until just prior to the commencement of such construction, installation, occupancy, use or operation, and any such consents, licenses, orders, authorizations, approvals, notices and registrations that have been obtained or made are in full force and effect.

     Section II.5. COMPLIANCE WITH LEGAL REQUIREMENTS AND INSURANCE REQUIREMENTS. The operation, use and physical condition of the Facilities comply with the Insurance Requirements and Lessee will not do or permit any act or thing which is contrary in any material respect (as determined in Lessee's reasonable judgment) to any Legal Requirements, or which might materially impair, in the reasonable judgment of Lessee, other than in the normal use thereof, the Value or usefulness of any Facility or FF&E; PROVIDED, in each case, that Lessee shall not be required to comply with any Legal Requirements if
(a) in the case of Legal Requirements with respect to laws affecting the environment, Lessee acts diligently to cure such non-compliance upon becoming aware of it and (b) in every case such non-compliance, individually or in the aggregate, (i) would not subject any Facility or FF&E to sale, forfeiture or loss, as a result of failure to comply therewith, (ii) would not cause either Brazos or any Assignee to incur (x) civil liability which, in the reasonable judgment of Brazos or Agent is not adequately indemnified (Lessee's obligations under ARTICLE X of this Facilities Lease shall be deemed to be adequate indemnification if no Event of Default, Event of Facility Termination, Potential Default or Potential Facility Termination exists and if such civil liability is reasonably likely to be less than $500,000 per Facility or FF&E and $2,000,000 in the aggregate), or (y) any criminal liability as a result of failure to comply therewith, (iii) is permitted under the provisions of the Acquired Facilities Lease, if any, on such Facility or FF&E, and (iv) is consistent with business practices normal in the industry of Lessee or the practices of Lessee with respect to properties owned by Lessee.

     Section II.6. AGREEMENT FOR FACILITIES LEASE. Each Facility built pursuant to the Agreement for Facilities Lease was built substantially, and leased, in accordance with the terms of the Agreement for Facilities Lease. The representations and warranties of Lessee in the Agreement for Facilities Lease are true and correct on and as of the date made, except as to such matters as would not, in the reasonable judgment of Lessee, impair the Lessee's abilities to perform its obligations under this Facilities Lease.

     Section II.7. NO ENCROACHMENTS. Each Facility is constructed entirely on its Property and does not encroach upon or overhang (unless consented to by the affected property owner) any easement or right-of-way or the land of others, and is wholly within any building restriction lines, however established, except such non-structural encroachments or overhanging projections as may be readily removed or corrected without materially affecting the value or intended use of the Facility as determined in Lessee's reasonable discretion and encroachments affirmatively insured over by title insurance covering such Property.

     Section II.8. FACILITY AND FF&E LIENS. Except as specifically disclosed by Lessee in writing to Brazos or except as set forth in the Title Policy for such Facility, to the best of Lessee's knowledge, no Facility or FF&E is subject to a Lien of Record, and, to the best of Lessee's knowledge, no Facility or FF&E is subject to any other Lien, except for Permitted Encumbrances previously disclosed in writing to Brazos.

     Section II.9. BROKERAGE. Except as may be contemplated by the Facilities Lease or approved by Lessee, no brokerage or other similar fee, commission or compensation to real estate brokers or agents is to be paid by Brazos in connection with this Facilities Lease, and Lessee hereby indemnifies Brazos against any claims for brokerage fees or commissions and agrees to pay all expenses incurred by Brazos in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions, provided such claim is made through or under Lessee.

     Section II.10. SUITABILITY OF FACILITY AND FF&E. To the best of Lessee's actual knowledge, each Facility and FF&E is suitable as determined by Lessee in its sole discretion (including, without limitation, ground conditions, utilities, and condition of title) for the intended use of the Facility and FF&E under the Facilities Lease.


                                           FACILITIES LEASE AGREEMENT - Page 9

     Section II.11. EXISTENCE. Brazos is a limited partnership duly formed and validly existing under the laws of the State of Delaware and is in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification and where a failure to be qualified would, in the reasonable judgment of Brazos, impair the ability of Brazos to perform its obligations under this Facilities Lease. The General Partner (as defined in the Credit Agreement) is a corporation duly organized, in good standing, and validly existing under the laws of Delaware and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification and where a failure to be qualified would, in the reasonable judgment of Brazos, impair the ability of Brazos to perform its obligations under this Facilities Lease.

     Section II.12. PARTNERSHIP POWER. The execution, delivery, and performance by Brazos of this Facilities Lease and the consummation of the transactions contemplated hereby are within Brazos's partnership powers, have been duly authorized by all necessary partnership action, do not contravene Brazos's agreement of limited partnership or any law or any contractual restriction binding on or affecting Brazos, and will not result in or require the creation or imposition of any lien not contemplated by this Facilities Lease or the Credit Agreement.

     Section II.13. AUTHORIZATION AND APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by Brazos of this Facilities Lease or the consummation of the transactions contemplated by this Facilities Lease, subject to the provisions of SECTION 2.4 hereof.

     Section II.14. ENFORCEABLE OBLIGATIONS. Brazos has duly executed and delivered this Facilities Lease, and this Facilities Lease is the legal, valid, and binding obligation of Brazos enforceable against Brazos in accordance with its terms subject, as to enforceability, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     Section II.15. PROCEEDINGS. There is no pending or, to the best knowledge of Brazos, threatened action or proceeding affecting Brazos before any court, Governmental Authority or arbitrator, which would, in the reasonable judgment of Brazos, have an adverse impact on the Value or intended use of a Property, or which would affect the legality, validity, binding effect or enforceability of this Facilities Lease.

     Section II.16. OTHER ASSETS AND LIABILITIES. Brazos has no material assets other than the Properties and Facilities owned and to be acquired pursuant to the Lease Documents and the commitments of its limited partners to make capital contributions to Brazos, has no material liabilities other than pursuant to the Lease Documents and the Credit Documents, and has incurred no Indebtedness other than pursuant to the Credit Documents.

                                    ARTICLE III

                                 LEASE OF FACILITY

     Section III.1. LEASE. Subject to the definitions, terms and conditions hereof, Brazos hereby leases to Lessee, and Lessee hereby leases from Brazos pursuant to this Facilities Lease, or sublease in the case of an Acquired Facilities Lease, any Facility or FF&E, when Brazos makes an advance under the Agreement for Facilities Lease with respect to such Facility or FF&E and such Facility or FF&E is acquired under the Agreement for Facilities Lease, or if no advance is made with respect to a Facility or FF&E under an Acquired Facilities Lease, when Brazos enters into such Acquired Facilities Lease. The Effective Date of the lease or sublease of each Facility or FF&E shall be the date of the initial advance with respect to such Facility or FF&E under the Agreement for Facilities Lease or the Effective Date of any Acquired Facilities Lease.


                                          FACILITIES LEASE AGREEMENT - Page 10

     Section III.2.  FACILITY LEASING RECORD.

     (a) The lease of each Facility or FF&E shall be evidenced by a Facility Leasing Record. Each Facility Leasing Record shall give a full description of the Facility or FF&E covered thereby, the Acquisition Cost of such Facility or FF&E, the Lease Term for such Facility or FF&E, the location of such Facility or FF&E and such other details as Brazos, Lessee and any Assignee may from time to time agree. Lessee shall provide to Brazos the information necessary to describe in the Facility Leasing Record the Facility or FF&E, except that Brazos shall provide, pursuant to the terms hereof, the Acquisition Cost and the Lease Term. Execution and delivery by Lessee of a Facility Leasing Record shall constitute (i) acknowledgment by Lessee that the Facility specified in such Facility Leasing Record has been delivered to Lessee in acceptable condition and has been accepted for lease hereunder by Lessee as of the Effective Date of the Facility Leasing Record, (ii) acknowledgment by Lessee that the Facility or FF&E specified in such Facility Leasing Record is subject to all of the covenants, terms and conditions of this Facilities Lease, and (iii) certification by Lessee that the representations and warranties of Lessee contained in ARTICLE II of this Facilities Lease are true and correct on and as of the Effective Date of the Facility Leasing Record as though made on and as of such date, except as to such matters as would not, in the reasonable judgment of Lessee, materially impair the Lessee's abilities to perform its obligations under this Facilities Lease and that there exists on such date no Event of Default, Event of Facility Termination, Potential Default or Potential Facility Termination.

     (b) Upon the making of additional advances for a Facility or FF&E, Brazos and Lessee shall execute an updated Facility Leasing Record to reflect the change in Acquisition Cost for such Facility or FF&E caused by such advance.

     (c) Upon the release or disposition of a Facility or FF&E or any portion thereof and the application of proceeds therefrom in accordance with the Credit Agreement, Brazos and Lessee shall execute an updated Facility Leasing Record to reflect the change in Acquisition Cost for such Facility or FF&E caused by such release or disposition.

     Section III.3.  OWNERSHIP OF THE FACILITY AND FF&E.

     (a) It is the intent of the parties hereto that: (i) this Facilities Lease constitutes an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended, for purposes of Lessee's financial reporting, and (ii) for purposes of federal, state and local income or franchise taxes and for any other tax imposed on or measured by income, the transaction contemplated hereby is a financing arrangement and preserves ownership in the Facility and FF&E to the Lessee. Nevertheless, the Lessee acknowledges and agrees that neither the Agent, Brazos nor any Assignee has made any representations or warranties to the Lessee concerning the tax, accounting or legal characteristics of the Credit Agreement and Lease Documents (as defined in the Credit Agreement) and that the Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Credit Agreement and Lease Documents (as defined in the Credit Agreement) as it deems appropriate.

     (b) Anything to the contrary notwithstanding, Brazos and the Lessee intend and agree that with respect to the nature of the transactions evidenced by this Facilities Lease in the context of the exercise of remedies under the Credit Agreement and Lease Documents, including, without limitation, in the case of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any state or commonwealth thereof affecting the Lessee, Brazos, or any Assignee or any enforcement or collection actions, (i) the transactions evidenced by this Facilities Lease are loans made by Brazos and the Agent as unrelated third party lenders to the Lessee secured by the Facility and FF&E, (ii) the obligations of the Lessee under this Facilities Lease to pay Basic Rent and Additional Rent or other amounts in connection with a purchase of the Facility and FF&E pursuant to this Facilities Lease shall be treated as payments of interest on and principal of, respectively, loans from Brazos and the Assignees to the Lessee, and (iii) this Facilities Lease grants a security interest and mortgage or deed of trust or lien, as the case may be, in the Facility and FF&E to Brazos and the


                                          FACILITIES LEASE AGREEMENT - Page 11

Assignees to secure the Lessee's performance under and payment of all amounts under this Facilities Lease and the Credit Agreement and Lease Documents (as defined in the Credit Agreement).

     (c) Specifically, without limiting the generality of SUBSECTION (b) of this Section, Brazos and the Lessee further intend and agree that, for the purpose of securing the Lessee's obligations for the repayment of the above-described loans from Brazos and the Agent to the Lessee, (i) this Lease shall also be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code (and specifically, a construction mortgage, as said term is defined in Section 9.313(a)(3) of the Uniform Commercial Code) and a real property mortgage or deed of trust; (ii) the conveyance provided for in ARTICLE III shall be deemed to be a grant by the Lessee to Brazos and the Assignees of a mortgage lien and security interest in all of the Lessee's right, title and interest in and to the Facility and FF&E and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property (it being understood that Lessee hereby mortgages and warrants and grants a security interest in the Facility and FF&E to Brazos and the Assignees to secure such loans); (iii) the possession by Brazos or any of its agents of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9.305 of the Uniform Commercial Code; and (iv) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of the Lessee shall be deemed to have been given for the purpose of perfecting such security interest under applicable law. Brazos and the Lessee shall, to the extent consistent with this Facilities Lease, take such actions and execute, deliver, file and record such other documents, financing statements, mortgages and deeds of trust as may be necessary to ensure that, if this Facilities Lease were deemed to create a security interest in the Facility and FF&E in accordance with this Section, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Facilities Lease or any renewal hereof as provided in SECTION 5.1.

     (d) Notwithstanding anything to the contrary contained in any of the Lease Documents, the Trade Fixtures are not the property of Brazos and are not covered by this Lease, and Brazos shall not grant any Lien covering the Trade Fixtures.

     Section III.4. BRAZOS COVENANTS. In the absence of an Event of Default which is continuing beyond the applicable grace or curative periods, Brazos agrees as follows: (i) it will not engage any broker in connection with the purchase or sale of any Facility or FF&E without Lessee's prior written consent;
(ii) within ninety (90) days after the end of Brazos' fiscal year, Brazos will provide to each Lessee its unaudited balance sheet dated as of the end of its fiscal year, prepared in accordance with GAAP, certified by an officer of the General Partner of Brazos; (iii) Brazos will provide such additional financial information regarding Brazos or any Facility or FF&E (to the extent such Facility or FF&E information is maintained by Brazos) as may be reasonably requested by Lessee; (iv) Brazos shall comply with all of its obligations under the Credit Documents, except to the extent that compliance is prevented by any failure on the part of Lessee to perform its obligations under the Lease Documents; (v) Brazos shall not acquire or own any material assets other than the Properties and Facilities to be acquired pursuant to the Lease Documents and the commitment of its limited partner to make capital contributions to Brazos;
(vi) Brazos will not engage in any business other than the ownership and leasing of the Properties and Facilities to be acquired pursuant to the Lease Documents; and (vii) Brazos will not incur any Indebtedness or other material obligations other than those pursuant to the Credit Documents and the Lease Documents.

                                      ARTICLE IV

                               DELIVERY AND ACCEPTANCE
     Section IV.1. ACCEPTANCE. Lessee shall accept Facilities built or Facilities or FF&E acquired by purchase or lease pursuant to the Agreement for Facilities Lease. Brazos shall not be liable to Lessee for any failure to build or obtain, or delay in building or obtaining, any Facility or FF&E or any delay in the delivery of title or possession thereof to Lessee, unless such failure or delay is caused by the gross negligence or willful misconduct of Brazos.


                                          FACILITIES LEASE AGREEMENT - Page 12

     Section IV.2. PAYMENTS FINAL. Each payment of Basic Rent, Additional Rent and any other amount due hereunder made by Lessee shall be final, and Lessee, without waiving any other remedies it may have, will not seek or have any right to recover all or any part of such payment from Brazos or any Assignee for any reason whatsoever except as expressly provided herein. The making of payments under this Facilities Lease by Lessee (including payments pursuant to ARTICLE X) shall not be deemed to be a waiver of any claim or claims that Lessee may assert against Brazos or any other person. Brazos agrees to repay Lessee amounts paid to Brazos to the extent such payments were in error and are not required by the various terms and provisions of this Facilities Lease.

     Section IV.3. NO WARRANTIES OR REPRESENTATIONS. Notwithstanding any other provision contained in this Facilities Lease, it is specifically understood and agreed that except as otherwise expressly provided herein, neither Brazos nor any Assignee nor any Affiliate of either, nor anyone acting on behalf of any of them makes any warranties or representations hereunder or has any responsibility to disclose any relevant information hereunder, or has any other responsibility or duty hereunder, nor, except as expressly set forth in SECTION 3.3 and 19.11 of this Facilities Lease, has Brazos or any Assignee or any Affiliate of either, or anyone acting on behalf of any of them made any covenants or undertakings, as to the accounting treatment to be accorded Lessee or as to the U.S. Federal or any state income or any other tax consequences, if any, to Lessee as a result of or by virtue of the transactions contemplated by this Facilities Lease.

     Section IV.4. QUIET ENJOYMENT. During the Lease Term or Renewal Term, if any, of any Facility or FF&E hereunder and so long as no Event of Default, Event of Facility Termination, Potential Default or Potential Facility Termination shall have occurred and be continuing, Brazos covenants that as between Brazos and Lessee, Lessee shall have the right to quiet enjoyment of the Facility or FF&E on the terms and conditions provided in this Facilities Lease without any interference from Brazos or any party claiming by, through or under Brazos. Lessee agrees to attorn to any Assignee in the event such Assignee succeeds to Brazos' interest in the Facility or FF&E, and Lessee will not hold the Assignee responsible for Brazos' obligations incurred in the period prior to the succession of the Assignee to Brazos' interest.

     Section IV.5. OTHER FINANCING REQUIREMENTS. If Brazos is required by the Agent pursuant to the terms of the Credit Agreement to provide an appraisal or other evidence of the value of a Facility or FF&E to the Agent under the Credit Agreement, Lessee agrees to provide such appraisal or other evidence to Brazos at Lessee's sole cost and expense.

                                      ARTICLE V

                                      LEASE TERM

     Section V.1. LEASE TERM. The "LEASE TERM" with respect to any Facility of FF&E leased hereunder shall commence on the Effective Date for such Facility and shall end on September 10, 2003. The lease of any Facility or FF&E may be renewed for thirty-five (35) renewal terms of one year each, pursuant to, and in accordance with, SECTION 11.3. The Lease Term or any Renewal Term may be terminated earlier pursuant to ARTICLES XI, XIII, XIV or XV hereof.

     Section V.2. INSURABLE INTEREST. Notwithstanding anything contained in this ARTICLE V and to the extent that Lessee or any additional insureds named pursuant to SECTION 9.2 of this Facilities Lease have an insurable interest therein, the provisions of ARTICLES IX and X and SECTION 13.1 hereof shall apply with respect to any Facility or FF&E from the time such Facility or FF&E is acquired by Brazos.

     Section V.3.  TERMINATION.  Notwithstanding anything contained in this
ARTICLE V or ARTICLE XI, this Facilities Lease shall terminate on September 10, 2038, unless earlier terminated.

                                      ARTICLE VI




                                          FACILITIES LEASE AGREEMENT - Page 13

                               RENT AND OTHER PAYMENTS

     Section VI.1. BASIC RENT. Lessee hereby agrees to pay Brazos on each Basic Rent Payment Date, Basic Rent for the period ending on such Basic Rent Payment Date. Such Basic Rent shall be due and payable on the later of the applicable Basic Rent Payment Date or two Business Days after Brazos shall have given Lessee written notice of the amount of the Basic Rent due with respect to each Facility or FF&E for such Basic Rent Payment Date. Brazos agrees to communicate with Lessee in a timely manner and to otherwise cooperate fully with Lessee concerning all matters and decisions which affect or which could minimize the amount of Basic Rent payable hereunder. Upon receipt by Brazos of any notice from Agent pursuant to Section 2.1(b) of the Credit Agreement relating to any adjustments under Section 2.1(b) under the Credit Agreement, Brazos will advise Lessee by written notice of such adjustments and the amount of any Basic Rent which may be due from Lessee or the amount of any credit which may be applied by Lessee to the Basic Rent payable by Lessee on the next Basic Rent Payment Date. Brazos agrees that Basic Rent payable hereunder shall be reduced by the amount of any such credit adjustment. Lessee agrees to pay any additional Basic Rent which is owing due to such adjustments within five (5) Business Days of receipt of such written notice from Brazos.

     Section VI.2. OTHER AMOUNTS. Except as otherwise specifically provided in this Facilities Lease, Lessee hereby agrees to pay within thirty (30) days of written demand all amounts (other than Basic Rent and amounts which are payable on demand or pursuant to ARTICLES X-XV) due hereunder, including, without limitation, all amounts payable to any Indemnified Person pursuant to ARTICLE X hereof.

     Section VI.3. ADDITIONAL RENT. Lessee shall pay to Brazos from time to time, on demand, as additional rent ("ADDITIONAL RENT") (i) subject to Section
5.3 of the Agreement for Facilities Lease, amounts required to reimburse Brazos for its costs and expenses (not previously included in Basic Rent) incurred in acquiring, financing and leasing the Facility, and to the extent legally enforceable, interest on each overdue amount not paid by Lessee to Brazos as provided in this Facilities Lease from the date such overdue amount was due until paid at the per annum rate of interest equal to the most recent rate of interest calculated pursuant to the Credit Agreement or as reasonably established by Agent in the absence of any borrowing under the Credit Agreement, plus two percent (2%). Lessee shall also pay to Brazos on demand an amount equal to any reasonable expenses and attorneys' fees incurred by Brazos in collecting such unpaid sums and enforcing the obligations for such unpaid sums.

     Section VI.4. PAYMENT IN ADVANCE. Basic Rent and Additional Rent and any other amount payable by Lessee to Brazos shall be paid sufficiently in advance of the date due to assure that immediately available funds in the full amount due are available on the date due, to such account of Brazos at such bank, or, with the consent of Agent, to such account of such other person at such bank, or otherwise as Brazos may from time to time designate in writing.

     Section VI.5. CREDIT AGREEMENT LOSSES. In addition to all other payment obligations hereunder, if the lease for any Facility is terminated for any reason other than a default by Brazos prior to the end of the Lease Term or, if applicable, Renewal Term, then Lessee shall pay to Brazos within five (5) Business Days after receipt of the billing statement referred to below, an additional amount compensating Brazos for all penalties, costs and expenses (including reasonable out-of-pocket costs and expenses) as are incurred by Brazos under the Credit Agreement in connection with such termination and as are set forth in a billing statement sent by Brazos to Lessee containing the calculation thereof in reasonable detail.

                                     ARTICLE VII

                         RESTRICTED USE; COMPLIANCE WITH LAWS

     Section VII.1. INSURANCE REQUIREMENT AND LEGAL REQUIREMENT. So long as no Event of Default or Event of Facility Termination shall have occurred and be continuing beyond any applicable grace or curative period, Lessee may use the Facilities in the regular course of its business for any lawful purpose.
Without limiting the generality of the


                                          FACILITIES LEASE AGREEMENT - Page 14
foregoing, Lessee may offer for sale at the Facility such products and services as Lessee from time to time offers at any other stores operated by Lessee or any Affiliate of Lessee. Any assignee or sublessee may use the Facility for any lawful purpose, subject to the immediately succeeding sentence. Lessee will not do or permit any act or thing which is contrary to any Insurance Requirement or which is contrary to any Legal Requirement, which would, in the reasonable judgment of Lessee, other than in the normal use thereof, materially impair the Value or usefulness of any Facility; PROVIDED, that Lessee shall not be required to comply with any Legal Requirements to the extent provided in SECTION 2.5 of this Facilities Lease.

     Section VII.2. FILINGS. Lessee shall promptly and duly execute, deliver, file and record, at Lessee's expense, all such documents, statements, filings and registrations, and take such further action as Brazos or any Assignee shall from time to time reasonably request in order to establish, perfect and maintain Brazos' or such Assignee's title to and interest in the Facilities and any Assignee's interest in this Facilities Lease or any Facility as against Lessee or any third party in any applicable jurisdiction. As FF&E or other fixtures, furniture and equipment are substituted pursuant to SECTION 8.5 hereof for FF&E subject to this Facilities Lease, title to such substitute FF&E or other fixtures, furniture and equipment shall automatically be transferred to Brazos and such FF&E or other fixtures, furniture and equipment shall be subject to this Facilities Lease and title to the existing FF&E for which such FF&E or other fixtures, furniture and equipment is being substituted shall be released by Brazos; Brazos shall promptly obtain releases of any Liens arising pursuant to the Credit Agreement or granted by Brazos contrary to the provisions of this Facilities Lease covering the released FF&E. Lessee may, after thirty (30) days' written notice in writing to Brazos and each Assignee and at Lessee's own cost and expense, change the place of principal location of any FF&E; PROVIDED that prior notice shall not be required in the case of FF&E used for transportation (such as, without limitation, automobiles and trucks), but in such event Lessee shall notify Brazos in writing of the change of the principal location of such transportation FF&E not later than thirty (30) days after such change is made. Notwithstanding the foregoing, no change of location shall be undertaken unless and until all Legal Requirements shall have been met; PROVIDED, that Lessee shall not be required to comply with any Legal Requirements to the extent provided in SECTION 2.5 of this Facilities Lease.

     Section VII.3. COMPLIANCE WITH OTHER REQUIREMENTS. Lessee shall use every precaution which is commercially reasonable and which is usually employed by corporations engaged in a business which involves owning or operating similar property or equipment to prevent loss or damage to Facilities and to prevent injury to third persons or property of third persons. Lessee shall cooperate fully with Brazos and all insurance companies providing insurance pursuant to
ARTICLE IX hereof in the investigation and defense of any claims or suits arising from the ownership or operation of FF&E or ownership, use, or occupancy of the Facility, PROVIDED that nothing contained in this SECTION 7.3 shall be construed as imposing on Brazos any duty to investigate or defend any such claims or suits. Lessee shall comply and shall use commercially reasonable efforts to cause all persons using or operating FF&E or using or occupying Facilities to materially comply with all Insurance Requirements and Legal Requirements regarding acquiring, titling, registering, leasing, insuring, using, occupying, operating and disposing of Facilities, and, if applicable, the licensing of operators thereof; PROVIDED, that Lessee shall not be required to comply with any Legal Requirements to the extent provided in SECTION 2.5 of this Facilities Lease.

     Section VII.4. INSPECTION. Brazos or any Assignee or any authorized representative of either may, upon five (5) Business Days advance notice, during reasonable business hours and subject to Lessee's normal safety and security rules and procedures, from time to time, inspect Facilities and FF&E and deeds, registration certificates, certificates of title and related documents covering Facilities and FF&E wherever the same may be located, but neither Brazos nor any Assignee shall have any duty to make any such inspection. Neither Brazos nor any Assignee shall incur any liability or obligation by reason of making any inspection unless and to the extent such party causes damage to any of the Facility or injury to any person during the course of such inspection. All inspections shall be at Brazos' or Assignee's own risk.

     Section VII.5. NO LIENS; ASSIGNMENT AND SUBLETTING. Lessee shall not permit or suffer to exist on any Facility or FF&E any Lien, other than Liens which are the subject of a Permitted Contest, Permitted Encumbrances and Liens placed thereon by, or arising from, Brazos' own actions or those of any Assignee or Affiliate of Brazos and in all such


                                          FACILITIES LEASE AGREEMENT - Page 15
cases, approved by Lessee (PROVIDED, that any Liens of Record, other than Liens placed thereon by, or arising from, Brazos' own actions or those of any Assignee or Affiliate of Brazos and in all such cases, approved by Lessee, may not exceed an aggregate amount of $2,000,000 with respect to the aggregate of the Properties, Facilities and FF&E, and an aggregate amount of $250,000 with respect to each Facility and related Property & FF&E), nor may it assign any right or interest herein or in any Facility or FF&E. Notwithstanding anything to the contrary contained herein, provided that no Event of Default has occurred and is then continuing beyond any applicable grace or curative period, Lessee shall have the right, without the prior written consent of Brazos or any Assignee, to assign this Lease to any Affiliate of Lessee, and to sublease all or any portion of any one or more Facilities and FF&E to any Person for any legal use and may otherwise relinquish possession of Facility to any contractor for use in performing work for Lessee; PROVIDED that such assignment, sublease or relinquishment of possession shall in no way affect the obligations of Lessee or the rights of Brazos hereunder and with respect to the Facility. Any sublease by Lessee shall be expressly subordinate to this Facilities Lease. Brazos and Assignee shall have the present and continuing right to collect and enjoy all rents and other sums of money payable under any such sublease, and Lessee hereby irrevocably assigns such rents and other sums to Brazos and Assignee for the benefit and protection of Brazos and Assignee for all amounts due to Brazos and Assignee under this Facilities Lease; PROVIDED that unless an Event of Default shall have occurred and be continuing hereunder beyond any applicable grace or curative period, Lessee shall be entitled to collect and enjoy such rents and other sums. Lessee shall, within thirty (30) days after the execution of any such sublease, deliver a conformed copy thereof to Brazos and Agent. Nothing contained in this Facilities Lease shall be construed as constituting the consent or request of Brazos, express or implied, to or for the performance by any contractor, laborer, materialman or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to any Facility or any part thereof. Notice is hereby given that Brazos and Agent will not be liable for any labor, services or materials furnished or to be furnished to Lessee, or to anyone holding any Facility or any part thereof through or under Lessee, and that no mechanics' or other liens for any such labor, services or materials shall attach to or affect the interest of Brazos or Assignee in and to the Facility.

     In the event a Lien or other matter affecting title to a Facility arises and such Lien or other matter is a Lien or other matter with respect to which Brazos is entitled to make a claim under the terms of a Title Policy covering such Facility, Brazos shall be obligated to remove or discharge, or pay to Lessee, the amount incurred by Lessee in removing and discharging such Lien or other matter to the extent (and only to the extent) of any proceeds, damages or other amounts paid to Brazos under a Title Policy (the "TITLE POLICY PROCEEDS"). In that connection, if such Lien or other matter is discovered, Brazos, upon Lessee's reasonable request and at Lessee's expense, will make such claims or institute such proceedings as are appropriate under the terms of such Title Policy to cause the Title Insurer to either remove such Lien or other matter or pay any Title Policy Proceeds payable under the Title Policy in respect of such Lien or other matter. Lessee agrees to indemnify and hold Brazos harmless from and against all liability, cost and expense which Brazos may sustain or incur in making any such claim or instituting any such proceeding. In the event that Brazos is paid any Title Policy Proceeds as a result of such claim or proceeding prior to the time that Lessee discharges such Lien or other matter, Brazos shall apply the Title Policy Proceeds to the payment of amounts necessary to remove and discharge such Lien or other matter to the extent of such proceeds. In the event that Brazos is paid any Title Policy Proceeds after Lessee discharges such Lien or other matter, then Brazos agrees to reimburse Lessee to the extent (and only to the extent) of any proceeds, damages or other amounts paid to Brazos under a Title Policy for any amounts paid by Lessee to remove or discharge any such Lien or other matter, including, without limitation, expenses incurred by Lessee in causing such Lien or other matter to be removed or discharged or incurred by Lessee under the foregoing indemnity. Any Title Policy Proceeds exceeding the foregoing amounts shall be paid to Lessee. Any claim by Lessee against Brazos in accordance with the foregoing provisions shall be strictly limited to the amount of any Title Policy Proceeds actually paid to Brazos.

     Section VII.6. INTERFERENCE. If any Lien or charge of any kind or any judgment, decree or order of any court or other governmental authority (including, without limitation, any state or local tax lien affecting the Facility or FF&E), whether or not valid but exclusive of any Lien granted by Brazos contrary to the provisions of this Facilities Lease, shall be asserted or entered which is reasonably likely to interfere with the due and timely payment of any sum payable or the exercise of any of the rights or the performance of any of the duties or responsibilities under this Facilities Lease,


                                          FACILITIES LEASE AGREEMENT - Page 16

Lessee shall, upon obtaining knowledge thereof or upon receipt of notice to that effect from Brazos or Agent, promptly take such action as may be necessary to prevent or terminate such interference.

     Section VII.7. DELIVERY OF INFORMATION. Lessee shall deliver to Brazos and Agent (i) promptly after a Responsible Officer obtains knowledge of any Event of Default or Potential Default, a certificate of a Responsible Officer specifying the nature and period of existence of such Event of Default or Potential Default, and what action, if any, Lessee has taken, is taking, or proposes to take with respect thereto, and (ii) promptly after Lessee obtains knowledge of any and all Liens other than Permitted Encumbrances on any Facility or FF&E or other matter which may, in the reasonable judgment of Lessee, materially adversely affect the Value of a Facility or FF&E or intended use of a Facility or FF&E, a detailed statement describing each such Lien or other matter. Brazos shall deliver to Lessee, the information and notices provided by Brazos pursuant to Section 5.6 of the Credit Agreement (other than 5.6(g)) simultaneously with delivering such information to Agent.

     Section VII.8 EXECUTION OF DOCUMENTS. Lessee hereby agrees that neither it nor Guarantor will take or permit to be taken any action on the part of either of them pursuant to SECTION 8.8 of this Facilities Lease and the powers granted by Brazos thereunder, if such action would cause a Default (as defined in the Credit Agreement) under the Credit Agreement.

                                     ARTICLE VIII

                  MAINTENANCE, IMPROVEMENT AND REPAIR OF FACILITIES

     Section VIII.1. WARRANTIES. Brazos, so long as no Event of Default or Event of Facility Termination shall have occurred and be continuing, hereby assigns and agrees to make available to Lessee any and all rights Brazos may have under any vendor's or manufacturer's warranties or undertakings with respect to any Facility. If any Event of Default or Event of Facility Termination shall have occurred and be continuing beyond the expiration of any applicable grace or curative period, the assignment of such rights from Brazos to Lessee shall be deemed to be terminated, except to the extent that such Event of Default or Event of Facility Termination is the result of a breach of any vendor's warranties or undertakings, in which case the foregoing assignment will remain in full force and effect and Lessee will be allowed a reasonable period of time to pursue such vendor and to cure the Event of Default or Event of Facility Termination.

     Section VIII.2.  COSTS AND EXPENSES.  Subject to the provisions of Section
5.3 of the Agreement for Facilities Lease, Lessee shall pay all costs, expenses, fees and charges incurred in connection with the ownership, use or occupancy of any Facility or ownership, use and operation of any FF&E during the Lease Term and Renewal Term, if any, thereof, including, without limitation, any rent under an Acquired Facilities Lease. Except as otherwise provided in ARTICLE XII hereof, Lessee shall at all times, at its own expense, and subject to reasonable wear and tear, keep the Facility and FF&E in good operating order, repair, condition and appearance. The foregoing undertaking to maintain the Facility and FF&E in good repair shall apply regardless of the cause necessitating repair, regardless of the availability or adequacy of insurance or condemnation proceeds and regardless of whether Lessee has possession of the Facility or FF&E, and as between Brazos and Lessee all risks of damage to the Facility or FF&E are assumed by Lessee. With respect to any Facility or FF&E, the undertaking to maintain in good repair shall include, without limitation, all interior and exterior repairs, whether structural or nonstructural, foreseen or unforeseen, ordinary or extraordinary and all common area maintenance including, without limitation, removal of dirt, snow, ice, rubbish and other obstructions and maintenance of sidewalks and landscaping in the ordinary course of Lessee's business. Lessee hereby agrees to indemnify and hold Brazos and any Assignee harmless from and against all costs, expenses, claims, losses, damages, fines or penalties, including reasonable counsel fees, arising out of or due to Lessee's failure to fulfill its obligations under this SECTION 8.2.

     Section VIII.3. PAYMENT OF TAXES. With respect to any Facility, except for Excluded Taxes, Lessee shall make all required reports to the appropriate taxing authorities and shall pay: (i) all taxes, assessments (which may be amortized over the maximum period permitted by Law), levies, fees, water and sewer rents and charges, and all other


                                          FACILITIES LEASE AGREEMENT - Page 17
governmental, quasi-governmental and non-governmental charges, general and special (which may be amortized over the maximum period permitted by Law), ordinary and extraordinary, foreseen and unforeseen, which are, at any time during the Lease Term or any Renewal Term hereof, imposed or levied upon or assessed against (A) the Facility and FF&E, (B) any Basic Rent, any Additional Rent or other sum payable hereunder or (C) this Facilities Lease, the leasehold estate hereby created, or which arises in respect of the ownership, operation, occupancy, possession or use of the Facility and FF&E,
(ii) all gross receipts or similar taxes (i.e., taxes based upon gross income which fail to take into account all customary deductions (e.g., depreciation and interest) relating to any Facility and FF&E) imposed or levied upon, assessed against or measured by any Basic Rent, or any Additional Rent or other sum payable hereunder, (iii) all transfer, sales, value added, use and similar taxes at any time levied, assessed or payable on account of the acquisition, leasing or use of the Facility and FF&E, (iv) all charges of utilities and communications services serving the Facility and FF&E and (v) subject to the exclusions in the definition of "Excluded Taxes", all franchise taxes and state registration fees or charges levied by any state in which Brazos is domiciled or in which any Facility or FF&E is located.
Lessee will furnish to Brazos, promptly after demand therefor and when made available by the taxing authorities, proof of payment of all items referred to above, the payment of which is the responsibility of Lessee. If any such assessments may legally be paid in installments, Lessee may pay or permit to be paid such assessment in installments. So long as, in the reasonable opinion of Lessee's counsel, Lessee shall have reasonable grounds to contest the existence, amount, applicability or validity of any tax Lessee is required to pay pursuant to this Facilities Lease, Lessee may contest such tax pursuant to the provisions of ARTICLE XVIII of this Facilities Lease so long as reserves deemed adequate under GAAP are maintained therefor by Lessee.

     Section VIII.4. NO MATERIAL ALTERATIONS. Lessee shall not make any alterations to any Facility which in Lessee's reasonable judgment would materially adversely affect the value of the Facility or the usefulness of the Facility for its intended purpose without the prior written consent of Brazos. Any improvements or additions paid for by Brazos in accordance with the Agreement for Facilities Lease shall become part of the Facility and shall be evidenced by an updated Facility Leasing Record. Any improvements or additions to any Facility not paid for by Brazos shall become and remain the property of Lessee if it can be removed from such Facility without impairing the functioning of such Facility or its resale value, excluding such addition.

     Section VIII.5. MAINTENANCE. The FF&E shall be maintained, repaired, refurbished or replaced by Lessee when necessary in order to ensure that all the FF&E located at each Facility will include the FF&E listed on the Facility Leasing Record with respect to such Facility or replacements for such FF&E of the kind, quality and in the quantities included in the Facility Leasing Record with respect to such Facility (PROVIDED that Lessee may replace FF&E with equipment of different kind, quality and in different quantities if such replacement equipment is of equal or greater value in Lessee's good faith judgment and is included in the FF&E) and will be in such condition and sufficient to allow such Facility to be operated in accordance with standards at least substantially equivalent to the operation of facilities owned and operated by Lessee. As equipment is substituted for FF&E subject to this Facilities Lease, title to such substitute equipment shall automatically be transferred to Brazos and such equipment shall be subject to this Facilities Lease and title to the existing FF&E for which such equipment is being substituted shall be released by Brazos. Brazos shall promptly obtain releases of any Liens arising pursuant to the Credit Agreement or granted by Brazos contrary to the provisions of this Facilities Lease covering the released FF&E.


                                          FACILITIES LEASE AGREEMENT - Page 18

     Section VIII.6. ADDITIONS AND ALTERATIONS. So long as no Event of Default or Event of Facility Termination shall have occurred and be continuing beyond any applicable grace or curative period, Lessee may, at its expense, make additions to and alterations to any Facility following the completion of the initial construction of such Facility; PROVIDED that upon completion of such additions or alterations (i) in Lessee's reasonable judgment, neither the fair market value of the Facility shall be materially lessened thereby nor the condition of such Facility materially impaired, below the value, utility or condition thereof immediately prior to such action (assuming such Facility was then of a condition and repair required to be maintained pursuant to SECTION 8.2), (ii) such additions or alternations shall not result in a change of use of such Facility to a use that is not permitted in this Lease, (iii) such work shall be completed in a good and workmanlike manner and in compliance with all applicable Insurance Requirements and upon completion of the work the Facility shall comply in all respects with the requirements of this Facilities Lease and any Ground Lease and (iv) no exterior walls of any building or other improvement constituting a part of a Facility shall be demolished unless Lessee has made adequate provision according to nationally recognized sound and prudent engineering and architectural standards to preserve and maintain the structural integrity of the Facility and for the restoration of such Facility to a structurally sound architectural whole; PROVIDED, that Lessee shall notify Brazos of such costs that are in excess of $500,000 for a Facility and shall not make such additions or alterations that cost more than $500,000 for each Facility and that such additions or alterations shall not result in any Lien (except Permitted Encumbrances) upon such Facility. Any and all such additions and alterations shall be and remain part of the Facility and shall be subject to this Facilities Lease.

     Section VIII.7. ENVIRONMENTAL REPORTS. At any reasonable time and from time-to-time, upon reasonable notice, Lessee shall furnish Brazos a report or reports (the "REPORTS") prepared by a qualified independent consultant, at the expense of Lessee, concerning the condition and status of any Facility in respect of any Environmental Laws; PROVIDED that the party requesting such reports (either Brazos or the Assignee) has demonstrable evidence that such Facility may be adversely affected by a hazardous substance, a hazardous waste or an Environmental Claim not adequately addressed in any environmental assessment previously delivered to Brazos or any Assignee in connection with such Facility.

     Section VIII.8. OBLIGATIONS OF BRAZOS. Brazos agrees to promptly deliver to Lessee all notices, bills, invoices or reports received by Brazos which relate to any Facility. Further, as owner of a Facility or owner of the leasehold estate of an Acquired Facilities Lease, Brazos shall execute all such documents and take all such actions as shall be necessary or as shall reasonably be requested by Lessee or Guarantor in order to allow Lessee to develop, construct, use, operate and/or maintain the Facility efficiently or otherwise in a manner consistent with the purposes for which Lessee acquired an interest in the Property, including, without limiting the generality of the foregoing, execution of any architectural contracts, construction contracts, applications or permits or other documents relating to any construction activities or other operations or activities on or sought to be undertaken on the Property and execution of easements, licenses or other such documents relating to the Property. Brazos hereby appoints Guarantor and Lessee as its agent and attorney-in-fact in connection with executing all such documents and taking all such actions described in the sentence directly above. Also, Brazos shall furnish Lessee or Guarantor promptly upon request with any powers of attorney or other documents necessary or appropriate to enable Lessee or Guarantor to take all such actions or execute all such documents on behalf of Brazos as described in this paragraph. Any power of attorney granted under or pursuant to this
SECTION 8.8 is and shall be coupled with an interest and irrevocable.

     Section VIII.9. CORRECTION OF STRUCTURAL DEFECTS. Upon demand of Brazos, Lessee shall correct any structural defect in any Facility.

                                      ARTICLE IX

                                      INSURANCE

     Section IX.1. LIABILITY AND PROPERTY DAMAGE. Lessee shall, at its sole cost and expense, including through self-insurance, maintain such liability and property damage insurance with respect to all Facilities and FF&E and


                                          FACILITIES LEASE AGREEMENT - Page 19
insurance against loss or damage to all Facilities and FF&E of the types usually carried by corporations engaged in the same or a similar business, of similar size as Lessee, and owning or operating similar equipment and property and which cover risks of the kind customarily insured against by such corporations and such other insurance as may be required by law or as may be reasonably requested by Brazos for purposes of assuring compliance with this ARTICLE IX, including, without limitation, the insurance described on the Schedule of Insurance attached hereto as EXHIBIT "A". Such insurance shall be written by financially sound and reputable companies which are legally qualified to issue such insurance. Lessee may, at its cost and expense, prosecute any claim against any insurer or contest any settlement proposed by any insurer, and Lessee may bring any such prosecution or contest in the name of Brazos, Lessee, or both, and Brazos will join therein at Lessee's request; PROVIDED that Lessee shall indemnify Brazos against any losses, costs or expenses (including reasonable attorneys' fees) which Brazos may incur in connection with such prosecution or contest. Notwithstanding the foregoing, Lessee at its sole option, may choose to self-insure in whole or in part (through deductibles or otherwise) for any liabilities or damages which are otherwise to be covered by insurance as described herein.

     Section IX.2. ADDITIONAL INSUREDS; NOTICE. Any policies of insurance, other than Workers' Compensation and Employer's Liability Insurance, carried in accordance with this ARTICLE IX and any policies taken out in substitution or replacement for any such policies (i) shall name Brazos and Assignee as additional insureds, as their respective interests may appear (but without imposing upon any such person any obligation imposed on the insured, including, without limitation, the liability to pay the premium for any such policy), (ii) shall have attached to the All Risk direct physical damage policy a lender's loss payable endorsement for the benefit of Brazos and Assignee as loss payees and (iii) shall provide that as against Brazos and Assignee the insurers shall waive any rights of subrogation. Lessee shall request the insurers to give thirty (30) days advance written notice to Brazos and its assigns of any cancellation of any insurance to be maintained under this Article. Lessee shall give a copy to Brazos and any Assignee of any notice received by Lessee regarding the cancellation or other termination of the insurance included in the Schedule of Insurance attached hereto as EXHIBIT "A". Each liability policy (A) shall be primary without right of contribution from any other insurance which is carried by Brazos with respect to its interest as such in the Facility and (B) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. Any insurance required to be maintained pursuant to this Lease may, at Lessee's option, be maintained, in whole or in part, as part of blanket insurance policies covering the Facilities and other properties of Lessee.

     Section IX.3. APPLICATION OF PROCEEDS OF LOSS OR SUBSTANTIAL TAKING. Any insurance or condemnation proceeds received as the result of the occurrence of
(i) any event of loss described in SECTION 14.3 hereof or (ii) any event of substantial Taking described in SECTION 15.1 shall be paid to Agent on behalf of Brazos, and disposed of as contemplated by SECTION 14.3 hereof.

     Section IX.4. APPLICATION OF PROCEEDS OF OTHER THAN LOSS OR SUBSTANTIAL TAKING. As between Lessee and Brazos, if any insurance or condemnation proceeds received as a result of any loss or Taking, other than a loss described in
SECTION 14.3 or an event of substantial Taking described in SECTION 15.1, is less than $250,000, it is agreed that such proceeds will be paid to Lessee to be used for repairs, replacement, reconstruction or restoration in accordance with the terms of SECTIONS 14.2 and 15.2 hereof. If the proceeds equal or exceed $250,000, then the proceeds shall be deposited in a special purpose account held by Assignee, to be used only for the purpose set forth in this paragraph, and Lessee shall be entitled (i) to receive the amounts so deposited against certificates, invoices or bills in form reasonably satisfactory to Brazos and Agent, delivered to Brazos and Assignee from time to time as such work or repair progresses, and (ii) to direct the investment of the amounts so deposited as provided in SECTION 9.5. Notwithstanding the foregoing, so long as no Event of Default has occurred and is then continuing beyond any applicable grace or curative period, any insurance or condemnation proceeds received as a result of any loss or Taking, other than a loss to which SECTION 14.3 applies or an event of substantial Taking described in SECTION 15.1, shall be paid to Lessee and used by Lessee for repairs, replacement, reconstruction or restoration of the affected Facility so as to place the same in good operating order, repair, condition and appearance. Any moneys remaining in the aforesaid account after final payment for repairs has been made shall be paid to Lessee.


                                          FACILITIES LEASE AGREEMENT - Page 20

     Section IX.5. INVESTMENT. Agent, at Lessee's instruction, shall invest the amounts deposited with Agent pursuant to SECTION 9.4 in the following:

       (i) direct obligations of the United States Government;

      (ii) interest-bearing time deposits at, or obligations of, any Assignee;

     (iii) commercial paper supported by a letter of credit issued by any Assignee; or

     (iv) money market mutual funds that invest only in government obligations or repurchase agreements secured by government obligations.

Such investments shall mature in such amounts and on such dates so as to provide that amounts shall be available on the draw dates sufficient to pay the amounts requested by and due to Lessee. Any interest earned on investments of such funds shall be paid to Lessee. Brazos and Agent shall not be liable for any loss resulting from the liquidation of each and every such investment and Lessee shall be liable for such loss, if any.

     Section IX.6.  APPLICATION IN DEFAULT.  Any amount referred to in SECTIONS
9.3 or 9.4 which is payable to Lessee shall not be paid to Lessee or, if it has been previously paid to Lessee and not applied by Lessee as provided in SECTIONS
9.3 or 9.4, shall not be retained by Lessee, if at the time of such payment an Event of Default or Event of Facility Termination shall have occurred and be continuing beyond any applicable grace or curative period. In such event, all such amounts shall be paid to and held by Brazos as security for the obligations of Lessee hereunder or, at Brazos' option, applied by Brazos toward payment of any of such obligations of Lessee at the time due hereunder as Brazos may elect. At such time as there shall not be continuing any Event of Default or Event of Facility Termination, all such amounts at the time held by Brazos in excess of the amount, if any, which Brazos shall have elected to apply as above provided shall be applied as provided in SECTIONS 9.3 or 9.4.

     Section IX.7. CERTIFICATES. Subject to Lessee's right to self-insure as set forth hereinabove, on or before the execution of this Facilities Lease, and annually on or before the anniversary of the date of this Facilities Lease, Lessee will furnish to Brazos and Agent certificates or other evidence reasonably acceptable to Brazos and Agent certifying that the insurance then carried and maintained on each Facility complies with the terms hereof.

     Section IX.8. COVENANT TO KEEP INSURANCE IN FORCE. Subject to Lessee's right to self insure as set forth above, Lessee covenants that it will not use, occupy or operate any Facility or FF&E or permit the use, occupancy or operation of any Facility or FF&E at a time when the insurance required by this ARTICLE IX is not in force with respect to such Facility or FF&E.
                                      ARTICLE X

                                     INDEMNITIES

     Section X.1. INDEMNIFIED PERSONS. Lessee shall indemnify and hold harmless Brazos, each general and limited partner of Brazos, any Assignee, any successor or successors, and any Affiliate of each of them, and their respective officers, directors, incorporators, shareholders, partners (general and limited, including without limitation, the general and limited partners of Brazos), employees, agents and servants (each of the foregoing, an "INDEMNIFIED PERSON") from and against all liabilities, losses, obligations, claims, damages, penalties, causes of action, suits, costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) or judgments of any nature relating to or in any way arising out of:

     (a) Except as provided in SECTION 7.5 with respect to claims under a Title Policy, the ordering, delivery, acquisition, construction, title on acquisition, rejection, installation, possession, titling, retitling, registration, reregistration, custody by Lessee of title and registration documents, ownership, use, non-use, misuse, lease, operation,


                                          FACILITIES LEASE AGREEMENT - Page 21
transportation, repair, control or disposition of any Facility or FF&E leased or subleased or to be leased or subleased hereunder, (i) except to the extent that such costs are included in the Acquisition Cost of such Facility or FF&E and (ii) except for any general administrative expenses of Brazos;

     (b) The assertion of any claim or demand based upon any infringement or alleged infringement of any patent or other right, by or in respect of any Facility or FF&E; PROVIDED, HOWEVER, that upon request of Lessee, Brazos will make available to Lessee Brazos' rights under any similar indemnification arising from any manufacturer's or vendor's warranties or undertakings with respect to any Facility or FF&E;

     (c) All taxes, assessments and charges that Lessee is obligated to pay pursuant to SECTION 8.3 above;

     (d) Any violation or alleged violation (other than an alleged violation alleged by Brazos or the Assignee) by Lessee of this Facilities Lease or of any contracts or agreements to which Lessee is a party or by which it is bound or any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objection, of any governmental or public body or authority and all other Legal Requirements, including, without limitation, any Legal Requirements with respect to the environment or the regulation of hazardous materials or substances, or any breach of a representation or warranty by Lessee under this Facilities Lease;

     (e) Any Environmental Claim or requirement of Environmental Law concerning or relating to any Facility, or the operations or business in respect of any Facility, other than any Environmental Claim resulting from the gross negligence or willful misconduct of Brazos or the Assignee; or

     (f) Any claim against Brazos' title or Assignee's interest in any Facility or FF&E to the extent such claim is not fully paid by a Title Policy as provided in section 7.5.

     Section X.2. PAYMENTS. Subject to the terms of Section 10.5, Lessee shall forthwith upon demand reimburse any Indemnified Person for any sum or sums expended with respect to any of the items set forth in SECTION 10.1 or, upon request from any Indemnified Person, shall pay such amounts directly. Any payment made to or on behalf of any Indemnified Person pursuant to this ARTICLE X shall be increased to such amount as will, after taking into account all actual increases in taxes imposed with respect to the accrual or receipt of such payment (as the same may be increased pursuant to this sentence), equal the amount of the payment, reduced by the amount of any savings in such taxes actually realized by the Indemnified Person as a result of the payment or accrual of the amounts in respect of which the payment to or on behalf of the Indemnified Person hereunder is made. To the extent that Lessee in fact indemnifies any Indemnified Person under the indemnity provisions of this Facilities Lease, Lessee shall be subrogated to such Indemnified Person's rights in the affected transaction and shall have a right to determine the settlement of claims therein.

     Section X.3. CONTINUING INDEMNIFICATION. The indemnities contained in this ARTICLE X shall not be affected by and shall survive any termination of this Facilities Lease as a whole or in respect of any Facility or FF&E leased hereunder as to all matters arising prior to such termination or any failure or refusal of Lessee to accept any Facility or FF&E constructed, acquired or ordered pursuant to the Agreement for Facilities Lease.


                                          FACILITIES LEASE AGREEMENT - Page 22

     Section X.4.  LIMITATIONS.

     (a) Notwithstanding any provisions of this ARTICLE X to the contrary, Lessee shall not indemnify and hold harmless any Indemnified Person against liabilities, losses, obligations, claims, damages, penalties, causes of action, suits, costs and expenses to the extent arising from the gross negligence (as between such Indemnified Person or an Affiliate of such Indemnified Person and Lessee) or willful misconduct (as between such Indemnified Person or an Affiliate of such Indemnified Person and Lessee) of such Indemnified Person, but shall otherwise indemnify any Indemnified Person against its own negligence, or against any consequential damages or loss of profit or loss of any fees to Brazos (except to the extent specified in the letter from Brazos to Lessee dated as of September 10, 1998, designated therein as the "Brazos Margin Letter").

     (b) Brazos and Lessee agree that the terms of any state Law which may affect the rights of Brazos and Lessee under this ARTICLE X may be set forth in the Memorandum of Facilities Lease for the affected Facility or FF&E and shall apply as though set forth in full in this Facilities Lease. Brazos agrees to release the Memorandum of Facilities Lease for any Facility upon payment of all amounts and satisfaction of all obligations owing as of the date of sale with respect to such Facility.

     Section X.5. LITIGATION. If any claim, action, proceeding or suit is brought against an Indemnified Person with respect to which Lessee would be required to indemnify such Indemnified Person, such Indemnified Person, with reasonable promptness, shall cause written notice of the assertion of such claim or the commencement of such proceeding or litigation to be given to Lessee but failure to so notify Lessee shall not relieve Lessee from any liability hereunder unless, in the reasonable judgment of Lessee, Lessee is actually and materially prejudiced thereby and then only to the extent thereof. Upon receipt of such notice, Lessee shall have the right to assume the defense thereof, including the employment at its expense of counsel; PROVIDED that Lessee shall not have such right, to the extent that such Indemnified Person shall deliver to Lessee a written notice waiving the benefits of the indemnification of such Indemnified Person provided by this ARTICLE X in connection with such claim, action, proceeding or suit. Notwithstanding the foregoing, if (i) (A) any claim, action, proceeding or suit is brought against an Indemnified Person who is an individual, (B) the action threatens to restrain or adversely affect the conduct of the business of the Indemnified Person, but not the business of Brazos' ownership of the Property under this Agreement, and (C) the claim, action, proceeding or suit seeks damages of more than $500,000, or (ii) independent counsel to an Indemnified Person shall conclude that there may be defenses available to the Indemnified Person which may conflict with those available to Lessee, Lessee shall not have the right to assume the defense of any such action on behalf of the Indemnified Person if such Indemnified Person chooses to defend such action (with counsel reasonably acceptable to Lessee), and all reasonable costs, expenses and attorneys' fees incurred by the Indemnified Person in defending such action shall be borne by Lessee; provided however, if there is more than one (1) Indemnified Person having a right to defend such action as aforesaid, the obligation of Lessee to pay the fees and expenses of such Indemnified Persons shall be limited to one (1) firm of attorneys. Notwithstanding the assumption of its defense by Lessee pursuant to this SECTION 10.5, any Indemnified Person shall have the right to employ separate counsel and to participate in its defense, but the fees and expenses of such counsel shall be borne by the Indemnified Person. In addition, Lessee will not be liable for any settlement of any claim, action, proceeding or suit unless Lessee has consented thereto in writing. Any decision by an Indemnified Person to employ its own counsel rather than counsel selected by Lessee (whether or not at Lessee's expense) shall in no way affect any rights of such Indemnified Person otherwise arising under this ARTICLE X.


                                          FACILITIES LEASE AGREEMENT - Page 23

                                      ARTICLE XI

                               RENEWAL AND TERMINATION

     Section XI.1.  LESSEE'S RIGHT TO TERMINATE.

     (a) Regardless of whether any Potential Default, Potential Property Termination, Event of Default or Event of Facility Termination has occurred and is continuing, with respect to all Facilities and all FF&E, Lessee shall have the right, at any time during the Lease Term or any Renewal Term, upon not less than fifteen (15) days' written notice to Brazos and Assignee, to terminate, on any date specified in such notice, this Facilities Lease with respect to all Facilities and all FF&E, and either (i) purchase or cause its designee to purchase all Facilities and all FF&E, for cash at their respective Acquisition Cost less any Unearned Rent, together with all other amounts then due and payable by Lessee to Brazos hereunder or (ii) with the prior written consent of both Brazos and Agent, arrange, at its own cost and expense, for all Facilities and all FF&E, to be sold for cash pursuant to SECTION 11.4 and with the consequences therein provided, except that such sale must occur on the date stipulated in the written notice contemplated by this SECTION 11.1.

     (b) In addition to Lessee's right to terminate this Facilities Lease with respect to all Facilities and all FF&E pursuant to subsection (a) above, so long as no Event of Default or Event of Facility Termination (other than an Event of Facility Termination with respect to the Facility and FF&E to be purchased pursuant to this subsection (b)) has occurred and is continuing beyond any applicable grace or curative period, Lessee shall have the right, at any time during the Lease Term or any Renewal Term, upon not less than fifteen (15) days' written notice to Brazos and Assignee, to terminate on any date specified in such notice this Facilities Lease with respect to any one or more Facility and the related FF&E (each such Facility and related FF&E specified in such notice being herein called a "PURCHASED FACILITY"), but not with respect to the remaining Facilities, subject to the following terms and conditions:

     (i) On the effective date of such termination with respect to the Purchased Facility, Lessee or its designee shall purchase the Purchased Facility for cash equal to the Acquisition Cost less any Unearned Rent with respect to the applicable Facility and simultaneously purchase the parcel of land on which the Purchased Facility is located (or the leasehold interest in such parcel in the case of an Acquired Ground Lease, as defined in the Ground Lease) for the Acquisition Cost (as defined in the Ground Lease) of such parcel of land or Acquired Ground Lessee.

     (ii) The conditions of either subsection (iii), (iv) or (v) below have been satisfied.

     (iii) In the good faith judgment of Lessee, the Purchased Facility shall have become uneconomic for continued use and occupancy by Lessee (such Facility being hereinafter sometimes called an "UNECONOMIC FACILITY") and Lessee shall have delivered to Brazos and Assignee a written notice (an "UNECONOMIC NOTICE") containing a certificate of an officer of Lessee stating that Lessee has determined that such Facility has become uneconomic for continued use and occupancy by Lessee. If Lessee terminates this Facilities Lease with respect to an Uneconomic Facility, neither Lessee nor any Affiliate of Lessee shall have the right, for the period commencing six (6) months and ending one (1) year following the date of the purchase of such Economic Facility, to use such Uneconomic Facility for the operation of a retail store by Lessee or such Affiliate.

     (iv) In addition to the right to terminate this Facilities Lease with respect to an Uneconomic Facility, Lessee shall have the right to terminate this Facilities Lease with respect to Facilities with respect to which the attributable Acquisition Costs are no more than twenty percent (20%) of the aggregate Acquisition Costs for all Facilities then covered by this Facilities Lease.

     (v) In addition to Lessee's right to terminate this Facilities Lease with respect to an Uneconomic Facility pursuant to subsection (iii) above, or to terminate pursuant to subsection (iv), Lessee shall have the


                                          FACILITIES LEASE AGREEMENT - Page 24
           right to terminate this Facilities Lease with respect to any one or more Facilities provided that Lessee has delivered to Brazos and the Assignee, on or prior to the notice of termination with respect to such Facilities, an appraisal or appraisals, in form and substance reasonably satisfactory to Brazos and the Assignee, reflecting that the aggregate fair market value of all Facilities that will remain subject to this Facilities Lease after such termination (assuming completion of all such Facilities) and all Properties that are subject to the Ground Lease after such termination is no less than the aggregate Acquisition Costs of the remaining Facilities (including any Acquisition Costs reasonably expected to be advanced to cause the completion of the remaining Facilities) and Acquisition Costs (as defined in the Ground Lease) of the remaining Properties.

     Section XI.2. BRAZOS' RIGHT TO TERMINATE. Brazos shall have the right upon ninety (90) days' prior written notice to Lessee, to terminate the Facilities Lease of all Facilities and all FF&E as of a Basic Rent Payment Date stipulated in such notice if at any time: (1) by reason of a nexus between a state or local taxing jurisdiction and any Facility or FF&E or the activities of any user (other than Brazos) of the Facility or FF&E, Brazos incurs, or, in its reasonable judgment, in the future would incur, a state or local tax for which Brazos is not indemnified, and which, in its reasonable good faith judgment, renders the Facilities Lease uneconomic, unless Lessee agrees to indemnify Brazos from such state or local tax; or (2) the Agreement for Facilities Lease or any other instrument relating to this Facilities Lease shall be deemed to require the payment or deemed to permit the collection of interest in excess of the Maximum Rate and any such interest in excess of such Maximum Rate cannot be spread and allocated either to the preceding or subsequent periods in which such excess interest is to be paid or collected pursuant to SECTION 19.8 of this Facilities Lease. In the event of a termination of this Facilities Lease with respect to all Facilities and all FF&E pursuant to this SECTION 11.2, Lessee shall either (i) purchase or cause its designee to purchase, on the Basic Rent Payment Date or other date stipulated in the written notice contemplated by this
SECTION 11.2, all Facilities and all FF&E for cash at their respective Acquisition Cost less any Unearned Rent or (ii) with the prior written consent of both Brazos and Agent arrange, at its own cost and expense, for all Facilities and all FF&E to be sold for cash pursuant to SECTION 11.4 and with the consequences therein provided, except that such sale must occur on the Basic Rent Payment Date or other date stipulated in the written notice contemplated by this SECTION 11.2.

     Section XI.3.  RENEWAL.

     (a) Provided that Lessee has theretofore given notice to Brazos and Agent of Lessee's desire to renew this Lease, not later than nine months prior to the end of the Lease Term or six months prior to the end of a Renewal Term, if any, as applicable, Brazos, with the consent of Agent, shall give notice to Lessee as to whether it desires to renew the lease with respect to all Facilities and all FF&E and the terms and conditions (including the rental amounts) of any such renewal. Not later than six months prior to the end of the Lease Term or four months prior to the end of a Renewal Term, as applicable, Lessee shall give notice to Brazos as to whether it will renew or not renew the lease for each Facility for which Brazos has offered to renew the lease.
Failure of Lessee to give such notice shall be deemed an election not to renew the lease. If the parties elect to renew the Lease Term as set forth above, Brazos will use commercially reasonable efforts to obtain financing, on terms and conditions consistent with the Credit Agreement and partnership agreement of Brazos or otherwise acceptable to Brazos and Lessee, for the Renewal Term. So long as (i) no Event of Default or Event of Facility Termination has occurred and is continuing beyond any applicable grace or curative period, (ii) Brazos shall have received a commitment for financing on terms satisfactory to Brazos and Lessee through the last day of the Renewal Term (as defined below) from the Agent under the Credit Agreement or from a third party, and (iii) Lessee shall elect to renew this Lease, this Lease shall be renewed for a term (the "RENEWAL TERM") equal to one year commencing on the first day of the calendar month following the last day of the Lease Term or Renewal Term, as applicable, thereof; PROVIDED, HOWEVER, the Lease Term or Renewal Term, as applicable, shall not be renewed if on the first day of the new Renewal Term the lender(s) fails to fund under its commitment pursuant to the terms of such commitment for any reason. Lessee may give advance notice of its intention to renew this Facilities Lease with respect to all Facilities and all FF&E for successive Renewal


                                          FACILITIES LEASE AGREEMENT - Page 25

Terms. Upon acceptance by Brazos and Agent of such successive Renewal Terms, Lessee shall be bound by such renewals for the entire period of successive Renewal Terms. Upon the request of Lessee, but subject to the other provisions of this SECTION 11.3, any Renewal Term may be five (5) years, rather than one (1) year.

     (b) If this Facilities Lease is not being renewed, Lessee shall, at its option, either (i) purchase or cause its designee to purchase all Facilities and all FF&E for cash at their respective Acquisition Cost (less any Unearned Rent) during the period from one (1) month before the end of the Lease Term or Renewal Term, as applicable, to five (5) Business Days before the end of the Lease Term or Renewal Term, as applicable or (ii) arrange, at its own cost and expense, for all Facilities and all FF&E to be sold for cash pursuant to SECTION 11.4 and with the consequences therein provided during the period from six (6) months before the end of the Lease Term or Renewal Term, as applicable, to one (1) month before the end of the Lease Term or Renewal Term, as applicable. With respect to a Facility for which the lease is not being renewed, not later than eight months prior to the end of the Lease Term or four months prior to the end of the Renewal Term, as applicable, Lessee shall give notice to Brazos of its election to either purchase or sell such Facilities and FF&E to a third party. Any notice given by Lessee pursuant to the preceding sentence shall be irrevocable, except that Lessee may revoke the election to have a Facility or FF&E sold to a third party if Lessee purchases such Facility or FF&E.

     Section XI.4.  SALES TO THIRD PARTIES.

     (a) If Lessee exercises its right to arrange for a sale of a Facility to a third party pursuant to SECTIONS 11.1, 11.2 or 11.3, Brazos shall receive the proceeds of sale and:

           (i) if the proceeds of sale are greater than the Acquisition Cost of the Facility sold less any Unearned Rent, Brazos shall pay to Lessee the amount by which such proceeds exceed such Acquisition Cost less any Unearned Rent;

           (ii) if the proceeds of sale are equal to or less than the Acquisition Cost of the Facility sold less any Unearned Rent, but greater than or equal to fifteen percent (15%) of the Acquisition Cost of such Facility, Lessee shall pay to Brazos an amount equal to (A) such Acquisition Cost less (B) the proceeds of such sale plus any Unearned Rent; and

           (iii) if the proceeds of sale are less than fifteen percent (15%) of the Acquisition Cost of the Facility sold, Lessee shall pay to Brazos an amount equal to the sum of (A) eighty-five percent (85%) of such Acquisition Cost less any Unearned Rent and (B) the amount specified to Lessee in the notice delivered pursuant to SECTION 11.5 by which the residual value of such Facility has been reduced by wear and tear in excess of that attributable to normal use, plus the amount by which, in the good faith judgment of Brazos, the proceeds of sale for such Facility has been reduced due to Liens (exclusive of any Lien granted by Brazos contrary to the provisions of this Facilities Lease) attaching to such Facility at the time of sale.

For purposes of this SECTION 11.4, in connection with the sale of a Facility "proceeds of sale" shall mean the aggregate proceeds from the sale of such Facility without reduction for any amounts paid by Lessee.

     (b) All payments and credits referred to in paragraph (a) above shall be made on the date of the sale of such Facility, and the parties shall account to each other for such payments and credits. In consideration for the receipt by Brazos of the proceeds of sale and all other amounts then due and owing hereunder, Brazos shall transfer title to such Facility to the purchaser at the sale designated by Lessee, free of any Lien created by or under the Credit Agreement or granted by Brazos contrary to the provisions of this Facilities Lease, pursuant to a special warranty bill of sale. In the event of a sale pursuant to this SECTION 11.4, neither Lessee nor any Affiliate of Lessee shall purchase the Facility. Any Facility sold to a third party pursuant to this paragraph (b) shall, unless SECTION 11.4 (a)(i) applies, be free of any Liens (exclusive of any Lien granted by Brazos contrary to the provisions of this Facilities Lease) at the time of sale,


                                          FACILITIES LEASE AGREEMENT - Page 26
including Liens which would otherwise be Permitted Encumbrances if such Liens would reduce the Value to the purchaser of such Facility; PROVIDED, HOWEVER, Lessee shall have the option to obtain affirmative title insurance, if available, to insure over such Lien or to make other arrangements acceptable to such purchaser.

     (c) If a Facility and the related Property are sold to the same third party, the proceeds of sale shall be allocated prorata between such Facility and Property based on the Acquisition Cost of such Facility and the Acquisition Cost (as defined in the Ground Lease) of such Property unless (a)(iii) above applies, in which case, Agent may allocate the proceeds in any manner acceptable to Agent.

     (d) In the event Lessee exercises the third party sale option with respect to a Facility then, as soon as practicable and in all events not less than sixty (60) days prior to the end of the Lease Term or Renewal Term, as applicable, Lessee at its expense shall cause to be delivered to Brazos a Phase I environmental site assessment for each of the Properties recently prepared (no more than thirty (30) days old prior to the date of delivery) by an independent recognized professional reasonably acceptable to Brazos and in form, scope and content reasonably satisfactory to Brazos. In the event that Brazos shall not have received such environmental site assessment by the date sixty (60) days prior to the end of the Lease Term or Renewal Term or in the event that such environmental assessment shall reveal the existence of any material violation of Environmental Laws, other material environmental violations or potential material environmental violation (with materiality determined in each case by Brazos and Agent in their reasonable good faith judgment) with respect to a Facility, then thirty (30) days prior to the end of the Lease Term or Renewal Term, as the case may be, Lessee shall pay to Brazos an amount equal to the Acquisition Cost (less Unearned Rent) and any and all other amounts then due and owing hereunder for the affected Facility. Upon receipt of such payment and all other amounts due under the Lease Documents, Brazos shall transfer to Lessee all of Brazos's right, title and interest in and to the affected Facility in accordance with this Facilities Lease, free and clear of any Lien created under the Credit Agreement or any Lien granted by Brazos contrary to the provisions of this Facilities Lease.

     Section XI.5. ADVISEMENT. At least thirty (30) days prior to any sale of a Facility pursuant to SECTION 11.4, Lessee shall deliver to Brazos a copy of the purchase contract for such Facility. If such sale will result in the applicability of SECTION 11.4(a)(iii), Brazos may arrange for a sale of such Facility to be made to a purchaser designated by Brazos, if such purchaser will pay an amount sufficient to render SECTION 11.4(a)(iii) inapplicable, or Brazos may send Lessee a bill as described in the paragraph below for the amount by which the residual value of such Facility has been reduced by wear and tear in excess of that attributable to normal use and such amount shall be due and payable within ten (10) days after receipt of such bill. Unless Brazos shall arrange for the sale of such Facility and shall give Lessee notice thereof within thirty (30) days of Brazos' receipt of the purchase contract, Lessee may proceed with the sale to a purchaser designated by it; PROVIDED that on or before the date of such sale Lessee shall pay to Brazos the amount set forth in the bill for excess wear and tear. Within thirty (30) days of Lessee's receipt of Brazos' notice provided for in the preceding sentence, Lessee may arrange for such sale to be made to another purchaser designated by it, if such purchaser shall pay an amount sufficient to render SECTION 11.4(a)(iii) inapplicable. If Brazos and Lessee do not agree on the amount by which the residual value of a Facility has been reduced by wear and tear in excess of that attributable to normal use, such amount shall be determined by an appraisal conducted by a mutually acceptable disinterested appraiser.

     Upon any sale of the Facility or FF&E to any third party hereunder, Lessee
(A) shall abandon the Facility or FF&E to the possession of such third party at the closing, subject only to the Liens existing at such time, and (B) shall deliver the Facility or FF&E in the same physical and operating condition as on the first day of the Lease Term, less wear and tear attributable to normal use and occupancy for an approved use, and in the manner required hereby. Upon the end of the Lease Term or any Renewal Term, unless Lessee purchases the Facility or FF&E, Lessee shall surrender to Brazos all keys to the Facilities and FF&E and give Brazos the combination of all safes or safes or safe cabinets, if any, which are to remain in the Facility. If Lessee does not purchase the Facility or FF&E pursuant to the terms hereof, and fails to relinquish possession of the Facility or FF&E in the condition required by this Section, Lessee shall pay to Brazos, as Additional Rent, the greater of (A) the costs and expenses as reasonably determined by Brazos with the approval of Agent as necessary to repair and restore the Facility or FF&E to the condition required by this Section, or


                                          FACILITIES LEASE AGREEMENT - Page 27

(B) the reduction in fair market sales value attributable to such failure to deliver the Facility or FF&E in the condition required by this Section as reasonably determined by Brazos with the approval of Agent.

     Section XI.6. ADDITIONAL PAYMENTS. In connection with any purchase or sale of a Facility or FF&E under this ARTICLE XI, on or before the date such purchase or sale occurs, Lessee shall pay to Brazos, in addition to any purchase price payable, all Basic Rent payable, any Additional Rent, all amounts owing under SECTION 11.4, and other amounts owing hereunder to the date of such sale.

     Section XI.7. TERMINATION OF FACILITIES LEASE. Upon receipt by Brazos of the purchase price payable in connection with any sale or purchase of any Facility or FF&E under this ARTICLE XI, together with all additional payments required under SECTION 11.6 with respect to such Facility or FF&E, this Facilities Lease shall terminate with respect to such Facility or FF&E. In the event a Facility is the subject of an Acquired Facilities Lease and this Facilities Lease is not being renewed or is being terminated as provided in this
ARTICLE XI with respect to such Facility, the Lessee shall assume all of Brazos' obligations under such Acquired Facilities Lease as of the end of the term or the date of termination of this Facilities Lease with respect to such Facility and this Facilities Lease shall terminate with respect to such Facility.

     Section XI.8.  SURRENDER OF FACILITY.  Subject to the provisions of this
ARTICLE XI and ARTICLES XII, XIII, XIV and XV hereof, upon termination of the lease of any Facility or FF&E hereunder, Lessee shall surrender such Facility or FF&E to Brazos.
                                     ARTICLE XII

                                 PROCEDURE UPON SALE

     The following procedure shall apply to each sale of a Facility and related FF&E to Lessee or its designee:

     (a) The closing of such sale and purchase shall occur on the date specified in the written notice of one party to the other regarding such sale, or on the next Business Day if the date designated in such notice is not a Business Day.

     (b) At such closing, Lessee or its designee shall pay to Brazos and the Agent the Acquisition Cost and all other amounts then due and owing hereunder with respect to the Purchased Facility, less any Unearned Rent with respect to the Purchased Facility.

     (c) At such closing, the Lessee or its designee shall assume all of Brazos' obligations under any Acquired Facilities Lease with respect to such Purchased Facility.

     (d) At such closing, Brazos shall deliver or shall cause to be delivered to Lessee or its designee the following:

           (i) A Special Warranty Deed conveying to the Lessee or its designee the applicable Purchased Facility and related FF&E, free and clear of any Liens arising under the Credit Agreement or created by Brazos contrary to the provisions of this Facilities Lease and any other encumbrances other than Permitted Encumbrances.

           (ii) A Bill of Sale transferring to Lessee or its designee any of the related FF&E, free and clear of any Liens arising under the Credit Agreement or created by Brazos contrary to the provisions of this Facilities Lease and any encumbrances other than the Permitted Encumbrances.


                                          FACILITIES LEASE AGREEMENT - Page 28

           (iii) An assignment of warranties to Lessee or its designee affecting all or any portion of the Purchased Facility or related FF&E.

           (iv) To the extent necessary to convey title in accordance with CLAUSES (i) and (ii) above, releases of all Liens (including termination statements with respect to any UCC financing statements) covering the Purchased Facility and related FF&E, executed by the holders of such Liens or their duly authorized agent.

                                     ARTICLE XIII

                                  EVENTS OF DEFAULT

     Section XIII.1. EVENTS OF DEFAULT. Any of the following events of default shall constitute an "EVENT OF DEFAULT" and shall give rise to the rights on the part of Brazos described in SECTION 13.2 hereof:

     (a) FAILURE TO MAKE PAYMENTS. Failure of Lessee to pay amounts due to Brazos at the time of any scheduled sale of a Facility hereunder, failure of Lessee to pay Basic Rent for more than five (5) Business Days after such payment is due pursuant to ARTICLE VI hereof or failure of Lessee to pay any other amount payable by Lessee hereunder when due which failure continues for more than ten (10) Business Days after written demand for such payment.

     (b) FAILURE TO MAINTAIN INSURANCE. Subject to Lessee's rights to self insure hereunder, failure of Lessee to maintain the insurance required by
ARTICLE IX hereof, or default in the performance of the covenant contained in
SECTION 9.4 hereof which failure or default continues for more than thirty (30) days after any lapse of insurance or such default.

     (c) OTHER DEFAULTS. Lessee shall default in the performance or observance of any other term, covenant, condition or obligation contained in this Facilities Lease or any Consent and such default shall (i) continue for thirty (30) days after written notice shall have been given to Lessee by Brazos or any Assignee specifying such default and requiring such default to be remedied or (ii) if such default is of a nature that it is not capable of being cured within such 30-day period, Lessee shall not have diligently commenced curing such default and proceeded diligently and in good faith thereafter to complete curing such default.

     (d) BANKRUPTCY. (i) The entry of a decree or order for relief in respect of Lessee by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessee or of any substantial part of Lessee's property, or ordering the winding up or liquidation of Lessee's affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or (ii) the general suspension or discontinuance of Lessee's business operations, its insolvency (however evidenced) or its admission of insolvency or bankruptcy, or the commencement by Lessee of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Lessee or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the failure of Lessee generally to pay its debts as such debts become due, or the taking of corporate action by Lessee in furtherance of any such action.

     (e) PAYMENT OF OBLIGATIONS. A default or event of default which remains uncured for any applicable grace or curative period, the effect of which is to permit the holder or holders of any Indebtedness of Lessee, or a trustee or agent on behalf of such holder or holders, to cause such Indebtedness to become due prior to its stated maturity shall


                                          FACILITIES LEASE AGREEMENT - Page 29
occur under the provisions of any instrument evidencing Indebtedness in excess of $20,000,000 of Lessee (or under the provisions of any agreement pursuant to which such instrument was issued).

     (f) MISREPRESENTATIONS. Any representation or warranty made by Lessee in this Facilities Lease or any Consent or which is contained in any certificate, document or financial or other statement furnished under or in connection with this Facilities Lease proves to be false or misleading in any material respect when made or deemed made and which has a Material Adverse Effect.

     (g) DEFAULT UNDER LEASE DOCUMENTS. An Event of Default (as defined in the Agreement for Facilities Lease, Agreement for Ground Lease or Ground Lease) shall occur under the Agreement for Facilities Lease, Agreement for Ground Lease or Ground Lease, respectively, and be continuing beyond any applicable grace or curative period.

     (h) OTHER AGREEMENTS. Lessee shall default in any material respect in the performance or observance of any material term, covenant, condition or obligation contained in any other material written agreement executed by Lessee with or for the benefit of Brazos or Agent and such default shall not have been cured within any applicable grace or cure period and which would reasonably be expected to have a Material Adverse Lease Document Effect.

     (i) UNAUTHORIZED ASSIGNMENT. Any assignment by Lessee of any interest in this Facilities Lease other than in accordance with the terms of this Facilities Lease.

     (j) DEFAULT UNDER THE GUARANTY. An "EVENT OF DEFAULT" (as defined in the Guaranty) under the Guaranty shall occur and be continuing beyond any applicable grace or curative period.

     (k) DEFAULT UNDER CORPORATE CREDIT DOCUMENTS. The occurrence of any breach, failure of performance, default, event of default or terminating event with regard to either Lessee or Guarantor under any of the Corporate Credit Documents, which remains uncured beyond any applicable grace or cure period, the effect of which is to permit the holders of any Indebtedness thereunder, or an agent on behalf of such holder or holders, to cause the Indebtedness evidenced by the Corporate Credit Documents to become due prior to its stated maturity.

     Section XIII.2. RIGHTS UPON DEFAULT. Upon the occurrence and continuation of any Event of Default Brazos or any Assignee may in its discretion declare this Facilities Lease to be in default and may, in its discretion, do any one or more of the following:

     (a) Prior to the exercise of any other remedy, terminate this Facilities Lease as of any date, in which event, Lessee shall have the right and shall be required as to all Facilities other than the Facility which is the subject of an Acquired Facilities Lease, to purchase all Facilities at a price equal to the Acquisition Cost of such Facility and as to all Facilities which are the subject of an Acquired Facilities Lease, assume all obligations of Brazos under such Acquired Facilities Lease. In connection with any such purchase under this
SECTION 13.2, on the Basic Rent Payment Date or other date upon which such purchase shall occur, Lessee shall pay to Brazos, in addition to such Acquisition Cost, all Basic Rent payable and any Additional Rent and other amount owing hereunder with respect to such Facility up to the date of such sale, and reasonable attorneys' fees and expenses and other costs incurred by Brazos by reason of such Event of Default and exercise of Brazos' rights under this SECTION 13.2. Any Unearned Rent shall be credited against Lessee's payment obligations under the foregoing sentences and the balance, if any, shall be refunded to Lessee. Upon payment of the amount set forth in the foregoing sentences, Brazos shall transfer all Facilities to Lessee free of any Lien created pursuant to the Credit Agreement and this Facilities Lease shall terminate without further obligation or liability of Brazos or Lessee except where such liability is expressly provided to survive the termination of this Facilities Lease; PROVIDED, HOWEVER, in no event shall Lessee be liable for any further damages arising out of the occurrence of such Event of Default.

     (b) If and only if Lessee fails to pay the amounts set forth in subparagraph (a) above, Brazos or any Assignee may, in its discretion, do any one or more of the following:


                                          FACILITIES LEASE AGREEMENT - Page 30

     (i) Whether or not the lease of any Facility is terminated, take immediate possession of and remove any or all FF&E and other equipment or property of Brazos in the possession of Lessee, wherever situated, and for such purpose, enter upon any premises without liability to Lessee for so doing;

     (ii) Sell any Facility or Brazos' interest in any Acquired Facilities Lease (with or without the concurrence or request of Lessee);

     (iii) Hold, use, occupy, operate, remove, lease or keep idle any or all Facility as Brazos in its sole discretion may determine, without any duty to account to Lessee with respect to any such action or inaction or for any proceeds thereof;

     (iv) Exercise any other right or remedy which may be available under applicable law and in general proceed by appropriate judicial proceedings, either at law or in equity, to enforce the terms hereof or to recover damages for the breach hereof; and

     (v) Declare an Event of Facility Termination as to any or all Facilities and/or FF&E leased hereunder.

     Suit or suits for the recovery of any default in the payment of any sum due hereunder may be brought by Brazos from time to time at Brazos' election, and nothing herein contained shall be deemed to require Brazos to await the date whereon this Facilities Lease or the term hereof would have expired by limitation had there been no such default by Lessee or no such termination or cancellation.

     The receipt of any payments under this Facilities Lease by Brazos with knowledge of any breach of this Facilities Lease by Lessee or of any default by Lessee in the performance of any of the terms, covenants or conditions of this Facilities Lease, shall not be deemed to be a waiver of any provision of this Facilities Lease.

     No receipt of moneys by Brazos from Lessee after the termination or cancellation hereof in any lawful manner shall reinstate, continue or extend the Lease Term or any Renewal Term, or affect any notice theretofore given to Lessee, or operate as a waiver of the right of Brazos to enforce the payment of Basic Rent or Additional Rent or other charges payable hereunder, or operate as a waiver of the right of Brazos to recover possession of any Facility or FF&E by proper suit, action, proceedings or remedy; it being agreed that, after the service of notice to terminate or cancel this Facilities Lease, and the expiration of the time therein specified, if the default has not been cured in the meantime, or after the commencement of suit, action or summary proceedings or of any other remedy, or after a final order, warrant or judgment for the possession of the Facility, Brazos may demand, receive and collect any moneys payable hereunder, without in any manner affecting such notice, proceedings, suit, action, order, warrant or judgment; and any and all such moneys so collected shall be deemed to be payments on account for the use, operation and occupation of the Facility, or at the election of Brazos, on account of Lessee's liability hereunder. Acceptance of the keys to any Facility, or any similar act, by Brazos, or any agent or employee, during the term hereof, shall not be deemed to be an acceptance of a surrender of any Facility unless Brazos shall consent thereto in writing.

     If, after an Event of Default shall have occurred, Lessee fails to surrender promptly after written request by Brazos or converts or destroys any Facility, Lessee shall be liable to Brazos for all Basic Rent and Additional Rent then due and payable with respect to such Facility, all other amounts payable under this Facilities Lease, the Acquisition Cost of such Facility as of the date of such request, conversion or destruction and all losses, damages and expenses (including, without limitation, attorneys' fees and expenses) sustained by Brazos by reason of such Event of Default and the exercise of Brazos' remedies with respect thereto.

     If, after an Event of Default Brazos repossesses any Facility, notwithstanding any termination of this Facilities Lease, Lessee shall be liable for and Brazos may recover from Lessee all Basic Rent accrued and any Additional Rent owing with respect to such Facility to the date of such repossession, all other amounts payable under this Facilities Lease, and all losses, damages and expenses (including, without limitation, reasonable attorneys' fees and expenses)


                                          FACILITIES LEASE AGREEMENT - Page 31
sustained by Brazos by reason of such Event of Default and the exercise of Brazos' remedies with respect thereto. In addition, Brazos may sell Brazos' interest in any Facility upon any terms that Brazos deems satisfactory, free of any rights of Lessee or any person claiming through or under Lessee. In the event of such sale, in addition to the amounts payable under the first sentence of this paragraph, Brazos shall be entitled to recover from Lessee, as liquidated damages, and not as a penalty, an amount equal to the Acquisition Cost of any Facility so sold, minus the sum of any Unearned Rent plus the net proceeds of such sale (deducting from such Unearned Rent and the gross proceeds of such sale any reasonable legal expenses, commissions, sales taxes or other costs or expenses associated with such sale) received by Brazos; PROVIDED, HOWEVER, if the proceeds of such sale plus any Unearned
Rent are in excess of the amount payable to Brazos pursuant hereto, such excess shall be the property of Lessee.

     Subject to the availability of such remedy under applicable law and subject to the provisions of Section 13.2(a) above, Brazos may (i) sell all or any part of the Facility or FF&E at public or private sale, as Brazos may determine, free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or any proceeds with respect thereto (except to the extent required by clause (ii) below if Brazos shall elect to exercise its rights thereunder) in which event the Lessee's obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be; and (ii) if Brazos shall so elect, demand that the Lessee pay to Brazos, and the Lessee shall pay to Brazos, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that Brazos' actual damages would be difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount) (in lieu of Basic Rent due for periods commencing on or after the Basic Rent Payment Date coinciding with such date of sale (or, if the sale date is not a Basic Rent Payment Date, the Basic Rent Payment Date next preceding the date of such sale)), an amount equal to (A) the excess, if any, of (1) the Acquisition Cost calculated as of such Basic Rent Payment Date (including all Rent due and unpaid to and including such Basic Rent Payment Date), over (2) the net proceeds of such sale, if any (that is, after deducting all costs and expenses incurred by Brazos, the Agent and the Assignees incident to such conveyance, including, without limitation, repossession costs, brokerage commissions, prorations, transfer taxes, fees and expenses for counsel, title insurance fees, survey costs, recording fees, and any repair or alteration costs); plus (B) any and all additional damages, costs and expense of Brazos under the Ground Lease; plus (C) interest at the overdue rate provied in SECTION 6.3 hereof on the foregoing amount from such Basic Rent Payment Date until the date of payment.

     Brazos may exercise any other right or remedy that may be available to it under applicable law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice Brazos' right to collect any such damages for any subsequent period(s), or Brazos may defer any such suit until after the expiration of the Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term.

     In the event that a court of competent jurisdiction rules that this Facilities Lease constitutes a mortgage, deed of trust or other secured financing as is the intent of the parties pursuant to SECTION 3.3, and subject to the availability of such remedy under applicable law, then Brazos and the Lessee agree that the Lessee hereby grants, bargains, sells, transfers, assigns and conveys unto the trustee named as such in the Lien granted by Brazos to Agent, as trustee and herein referred to as "trustee", and his successors (Brazos hereby reserving the right to from time to time, with or without cause and at Brazos' sole discretion, by instrument in writing, substitute a successor or successors to trustee, which instrument, executed by Brazos duly acknowledged and recorded in the office of the recorder of the county or counties where the Facility is situated, shall be conclusive proof of proper substitution of such successor, who shall, without conveyance from trustee or any successor trustee to trustee, succeed to all his title, estate, rights, powers and duties), in trust a lien and security interest against all of Lessee's interest in and to the Facility, to have and to hold the Facility, together with all and singularly the rights, hereditaments, and appurtenances in any way appertaining or belonging thereto, unto such trustee and such trustee's successor or substitute in such trust, and such trustee's and its or his successors and assigns, in trust, and that, upon the occurrence of any Event of Default such trustee, at the direction of Brazos, may proceed with foreclosure, and in such event such trustee, at the direction of Brazos, is hereby authorized


                                          FACILITIES LEASE AGREEMENT - Page 32
and empowered, and it shall be such trustee's special duty, upon such request of Brazos, acting upon a request from the Agent or Assignees, to sell the Facility, or any part thereof, to the highest bidder or bidders for cash or credit, as directed by Brazos, acting upon a request from the Agent or Assignees, at the location at the county courthouse specified by the commissioner's court in the county in the state wherein the Facility then subject to the lien hereof is situated or, if no such location is specified by the commissioner's court, then at the location specified in such trustee's notice of such sale to the Lessee; PROVIDED, that if the Facility is situated in more than one county, then such sale of the Facility, or part thereof, may be made in any county in the state wherein any part of the Facility then subject to the lien hereof is situated. Any such sale shall be made at public outcry between the hours of ten o'clock (10:00) A.M. and four o'clock (4:00) P.M. on the first (1st) Tuesday in any month. Written or printed notice of such sale shall be posted at the courthouse door in the county, or if more than one, then in each of the counties, wherein the Facility then subject to the lien hereof is situated. Such notice shall designate the county where the Facility, or part thereof, will be sold and the earliest time at which the sale will occur, and such notice shall be posted at least twenty-one (21) days prior to the date of sale. Such notice shall also be filed with the county clerk in the county, or if more than one, then in each of the counties wherein the Facility is located. Trustee shall, at least twenty-one (21) days preceding the date of sale, serve written notice of the proposed sale by certified mail on each debtor obligated to pay the Acquisition Cost and other obligations secured hereby according to the records of the Agent and Assignees. After such sale, Brazos shall make to the purchaser or purchasers thereunder good and sufficient assignments, deed, bills of sale, and other instruments, in the name of Brazos, conveying the Facility, or part thereof, so sold to the purchaser or purchasers with general warranty of title by Brazos. Any proceeds of any sale shall be applied in accordance with applicable law. The sale of a part of the Facility shall not exhaust the power of sale, but sales may be made from time to time until the Acquisition Cost and other obligations secured hereby are paid and performed in full. It shall not be necessary to have present or to exhibit at any such sale any of the personal property. Upon the occurrence of a Lease Event of Default, Brazos, in lieu of or in addition to exercising any power of sale hereinabove given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Facility, or against the Lessee on a recourse basis for the Acquisition Cost, or the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Facility, or for the enforcement of any other appropriate legal or equitable remedy.

     Sales pursuant to this SECTION 13.2, by Brazos of any part of the Facility, may be by private or public sale, in such order or otherwise in such manner as Brazos may elect in its sole discretion. Brazos shall have, with respect to the FF&E, in addition to any other rights and remedies which may be available to it at law or in equity or pursuant to this Facilities Lease or any other contract or agreement, all rights and remedies of a secured party under any applicable version of the Uniform Commercial Code of the relevant jurisdictions relating to the FF&E, and it is expressly agreed that if Brazos should proceed to dispose of or utilize the FF&E, or any part thereof, in accordance with the provisions of said Uniform Commercial Code, ten (10) days' notice by Brazos to Lessee shall be deemed to be reasonable notice of any such provision requiring such notice. Any sale of FF&E by Brazos may be made on such terms as it may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Brazos shall incur no liability as a result of the sale of the FF&E, or any part thereof, at any private or public sale. Lessee hereby waives, to the extent permitted by law, any claims against Brazos arising by reason of the fact that the price at which the FF&E may have been sold at such private sale was less than the price which may have been obtained at a public sale or was less than the aggregate account of the amounts due from Lessee to Brazos hereunder, even if Brazos accepts the first offer received and does not offer the FF&E to more than one possible purchaser.

     No remedy referred to in this SECTION 13.2 is intended to be exclusive, but, subject to the provisions of Section 13.2(a) above, each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Brazos at law or in equity, and the exercise in whole or in part by Brazos of any one or more of such remedies shall not preclude the simultaneous or later exercise by Brazos of any or all such other remedies, subject to the provisions of Section 13.2(a) above. No waiver by Brazos of any Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.


                                          FACILITIES LEASE AGREEMENT - Page 33

     With respect to the termination of this Facilities Lease as to any Facility as a result of an Event of Default, Lessee hereby waives service of any notice of intention to re-enter. Lessee hereby waives any and all rights to recover or regain possession of any Facility or to reinstate this Facilities Lease as permitted or provided by or under any statute, law or decision now or hereafter in force and effect.

     Section XIII.3. EVENTS OF FACILITY TERMINATION. The occurrence of any of the following shall constitute an Event of Facility Termination with respect to a Facility:

           (a) UNSATISFACTORY TITLE. If at any time title to any Facility is not satisfactory to Brazos or Agent by reason of any Lien or other defect not disclosed in writing or contained in the Title Policy for such Facility at the time of any advance (even though the same may have existed at the time of any such advance), except the Permitted Encumbrances, and such Lien, encumbrance or other defect would, in the reasonable judgment of Lessee, have a material adverse effect on the Value or usefulness of the Facility and is not corrected to the satisfaction of Brazos and Agent within one hundred eighty (180) days after written notice to Lessee unless such defect would, in the reasonable judgment of Lessee, cause a loss or forfeiture of title to a Facility or the loss of priority of any Lien for the benefit of Agent, in which case such defect shall be cured immediately and prior to any such loss of title or priority.

           (b) NONCONFORMING WORK. If Lessee shall fail to correct any structural defect in a Facility within a reasonable period of time after Lessee has actual knowledge of the existence of such structure defect.

           (c) NON-COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. If Lessee fails to materially comply with any requirement of any Governmental Authority with respect to such Facility and such non-compliance results, in the reasonable judgment of Lessee, in a material adverse effect on the Value of the Facility or to contest such requirement by means of a Permitted Contest under ARTICLE XVIII (i) within thirty (30) days after notice in writing of such requirement shall have been given to Lessee by such Governmental Authority or by Brazos or Assignee, or (ii) if such requirement is of a nature that it cannot be completely complied with within such 30-day period, if Lessee shall fail after such notice either diligently to commence complying with such requirement or to proceed thereafter with reasonable diligence and in good faith to comply with such requirement; PROVIDED, HOWEVER, that Lessee shall in any event comply with such requirement prior to the date on which such Facility may be seized or sold as a result of such non-compliance.

           (d) PERMITS. If Lessee shall fail to obtain or be unable to obtain when needed any material Permit, or if any material Permit shall be revoked or otherwise cease to be in full force and effect and Lessee shall not have obtained reinstatement or reissuance of such Permit within thirty
     (30) days after the revocation or expiration thereof, or if such reinstatement or reissuance is of a nature that it cannot be completely effected within thirty (30) days, Lessee shall not have diligently commenced application for such reinstatement or reissuance and shall thereafter be diligently proceeding to complete said reinstatement or reissuance.

           (e) DEFAULT UNDER ACQUIRED FACILITIES LEASE. Lessee shall default after the expiration of all applicable cure periods under an Acquired Facilities Lease or as may be allowed under local Law in the observance or performance of any term, covenant or condition of the Acquired Facilities Lease relating to such Facility on the part of Brazos, as tenant thereunder, to be observed or performed, unless any such observance or performance shall have been waived or not required by the landlord under the Acquired Facilities Lease, or if any one or more of the events referred to in the Acquired Facilities Lease shall occur which would cause the Acquired Facilities Lease to terminate without notice or action by the landlord thereunder or which would entitle the landlord under the Acquired Facilities Lease to terminate the Acquired Facilities Lease and the term thereof by the giving of notice to Brazos, as tenant thereunder, or if the Acquired Facilities Lease shall be terminated or canceled for any reason or under any circumstance whatsoever, or if any of the terms, covenants or conditions of the Acquired Facilities Lease shall in any manner be modified, changed, supplemented, altered or amended in any respect without the consent of Brazos.


                                          FACILITIES LEASE AGREEMENT - Page 34

     Section XIII.4. BRAZOS' RIGHT UPON EVENT OF FACILITY TERMINATION. If any Event of Facility Termination with respect to a Facility shall occur, Brazos may, with Agent's approval, as liquidated damages and not as a penalty, require Lessee to purchase such Facility on the next Basic Rent Payment Date or on any other date agreed upon by Brazos and Lessee at a price equal to the Acquisition Cost for such Facility (less any Unearned Rent) by giving written notice of such required purchase or require Lessee to assume all obligations of Brazos under an Acquired Facilities Lease by giving written notice of such required assumption. Any such notice shall be given no less than thirty (30) days in advance of the required purchase date. In connection with any such purchase under this SECTION 13.4, on the Basic Rent Payment Date or any other date upon which such purchase shall occur, Lessee shall pay to Brazos, in addition to such Acquisition Cost payable, all Basic Rent payable and any Additional Rent and other amounts owing hereunder with respect to such Facility up to the date of sale. At the time of such sale, Lessee shall be required to pay to Brazos the obligations, costs, losses, damages, and expenses (including, without limitation, reasonable attorneys' fees and expenses) sustained by Brazos by reason of such Event of Facility Termination and exercise of Brazos' rights under this SECTION 13.4. Upon payment in full of all such amounts, Brazos shall transfer all of Brazos' right, title and interest in and to the Facility to Lessee free and clear of any Lien created pursuant to the Credit Agreement.

                                     ARTICLE XIV

                           LOSS OF OR DAMAGE TO FACILITIES

     Section XIV.1. LESSEE'S RISK. Lessee hereby assumes all risk of loss of or damage to Facilities, however caused. No loss of or damage to any Facility shall impair any obligation of Lessee under this Facilities Lease, which shall continue in full force and effect with respect to any lost or damaged Facility. Notwithstanding anything to the contrary contained in this Facilities Lease, Lessee does not assume the risk of loss or damage to Facilities caused by the gross negligence or willful misconduct of Brazos or any Assignee.

     Section XIV.2. REPAIR. In the event of damage of any kind whatsoever to any Facility (unless the same is determined by Lessee to be damaged beyond repair as provided in SECTION 14.3 hereof) Lessee, at its own cost and expense, but subject to the provisions of SECTION 9.4 hereof, shall place the same in good operating order, repair, condition and appearance.

     Section XIV.3. FACILITY DAMAGED BEYOND REPAIR. If more than fifty percent (50%) of a Facility is unusable for sixty (60) days or more, or if the cost of repair exceeds fifty percent (50%) of the Acquisition Cost, or if any Facility is destroyed, lost, stolen, seized, confiscated, rendered unfit for use or damaged beyond repair (in the reasonable judgment of Lessee), or if the use of any Facility by Lessee in the ordinary course of business is prevented by the act of any third person or persons or governmental instrumentality for a period exceeding ninety (90) days (other than an act which is a Taking which is substantial as described in SECTION 15.1 of this Facilities Lease), or if the Acquired Facilities Lease applicable to such Facility is terminated due to casualty, or if such Facility is attached (other than on a claim against Brazos as to which Lessee is not obligated to indemnify Brazos) and the attachment is not removed within ninety (90) days, or if a Taking which is substantial as described in SECTION 15.1 shall occur, then in any such event, (i) Lessee shall promptly notify Brazos and Assignee in writing of such event, (ii) on the Basic Rent Payment Date following such event, unless such Basic Rent Payment Date occurs within thirty (30) days of such event, in which case on the next Basic Rent Payment Date or other date agreed to by Brazos and Lessee, Lessee shall pay to Brazos an amount equal to the Acquisition Cost of such Facility (after deducting any Unearned Rent and any insurance proceeds received by Brazos in respect of such event or the net amount after Brazos' expenses of proceeds to Brazos from any award or sale made in connection with a Taking); PROVIDED that insurance or net Taking proceeds, if any, received by Brazos in excess of the Acquisition Cost of the affected Facility (less any Unearned Rent) shall be paid by Brazos to Lessee, (iii) the Lease Term or Renewal Term of such Facility shall continue until the date on which Brazos receives payment from Lessee of the amount payable pursuant to this SECTION 14.3 and the Basic Rent and any Additional Rent and other amounts then owing hereunder with respect to the affected Facility, and shall thereupon terminate with respect to the affected Facility and (iv) Brazos shall on such Basic Rent Payment Date or such other date transfer title to such


                                          FACILITIES LEASE AGREEMENT - Page 35

Facility to Lessee free of any Lien created pursuant to the Credit Agreement or created by Brazos contrary to the provisions of this Facilities Lease, and Lessee shall be subrogated to Brazos' rights in the affected transaction. Notwithstanding the foregoing, if more than fifty percent (50%) of a Facility is unusable for sixty (60) days or more, or if the cost of repair exceeds fifty percent (50%) of the Acquisition Cost, or if the use of any Facility by Lessee in the ordinary course of business is prevented by the act of any third person or persons or governmental instrumentality for a period exceeding ninety (90) days, and Lessee gives notice to Brazos agreeing that this Lease shall remain in effect with respect to the affected Facility notwithstanding such conditions, and agrees to repair and restore the affected Facility to a good operating order, repair, condition and appearance, the provisions of this SECTION 14.3 shall not apply.

                                      ARTICLE XV

                               CONDEMNATION OF FACILITY

     Section XV.1. TAKING OF SUBSTANTIALLY ALL OF A FACILITY. If Lessee or Brazos shall receive notice that the use, occupancy or title to all or substantially all of a Facility is to be taken, requisitioned or sold in, by or on account of eminent domain proceedings or other action by any person or authority having the power of eminent domain (such events collectively referred to as a "TAKING"), and such Taking is substantial, then the Lease Term or Renewal Term shall terminate as provided in SECTION 14.3. A Taking shall be deemed substantial if the Facility or the remainder of the Property on which it is located is unusable for Lessee's ordinary business purposes or the Acquired Facilities Lease applicable to such Facility is terminated as a result of such Taking.

     Section XV.2. TAKING OF LESS THAN SUBSTANTIALLY ALL OF A FACILITY. If less than substantially all of a Facility or the Property on which it is located is subject to a Taking, then this Facilities Lease shall continue in effect as to such Facility not taken and Lessee, at its own cost and expense, but subject to the provisions of SECTION 9.4 hereof, shall place the same in good operating order, repair, condition and appearance. Brazos and Lessee each hereby waives any statutory or common law right allowing either of them to petition any court to terminate this Facilities Lease in the event of a Taking of less than substantially all of the Facility or the Property on which it is located.

     Section XV.3. GRANT OF EASEMENTS. So long as no Event of Default or Event of Facility Termination hereunder has occurred and is continuing beyond any applicable grace or curative period, Lessee shall have the right to grant easements and dedications for the benefit of any Facility or which, in the reasonable judgment of Lessee, are deemed necessary for Lessee's use of the Facility. If Lessee receives any monetary consideration for such easement or dedication, Lessee shall be entitled to retain such consideration, subject to applying same to any restoration costs. Lessee shall have the right and the power to exercise the above power to grant without the joinder of Brazos, except that Brazos will cooperate, at Lessee's expense, as necessary and join in the execution of any appropriate instrument. As a condition precedent to Lessee's exercise of any of Lessee's powers under this Article, Lessee shall give Brazos ten (10) days' prior written notice of the proposed action. Upon the giving of such notice, Lessee shall be deemed to have certified that such action will not adversely affect either the market value of such Facility or the use of such Facility for its intended purpose, will not affect Brazos' or any Assignee's ability to exercise its rights and remedies under this Facilities Lease and that Lessee undertakes to remain obligated under this Facilities Lease to the same extent as if Lessee had not exercised its powers under this Article and Lessee will perform all obligations under such instrument and shall prepare all required documents and provide all other instruments and certificates as Brazos may reasonably request.

                                     ARTICLE XVI

                                 LEASEHOLD INTERESTS

     The following provisions relate to each lease (an "ACQUIRED FACILITIES LEASE") under which a leasehold interest in a Facility is being subleased to Lessee hereunder:


                                          FACILITIES LEASE AGREEMENT - Page 36

     (a) This Facilities Lease is subject and subordinate to all of the terms, covenants, provisions, conditions and agreements contained in each Acquired Facilities Lease and the matters to which the Acquired Facilities Lease is subject and subordinate.

     (b) Lessee hereunder covenants and agrees to perform and to observe all of the terms, covenants, provisions, conditions and agreements of the underlying Acquired Facilities Lease on Brazos' part as lessee thereunder to be performed and observed including, without limitation, payment of all rent, additional rent and other amounts payable by Brazos as lessee under the Acquired Facilities Lease, to the end that all things shall be done which are necessary to keep unimpaired the rights of Brazos as lessee under the Acquired Facilities Lease. Each of the parties hereto agree to promptly provide the other with copies of any notices or other information received in writing from any landlord under an Acquired Facilities Lease.

     (c) Lessee covenants and agrees that it will not do or cause to be done or suffer or permit any act or thing to be done which would or might cause such Acquired Facilities Lease or the rights of Brazos as lessee thereunder to be canceled, terminated or forfeited or which would make Lessee or Brazos liable for any losses, costs, liabilities, damages, claims, penalties or other expenses. Brazos covenants and agrees, subject to any limitations on its rights and obligations hereunder, that it will not do or cause to be done or knowingly suffer or knowingly permit any act or thing to be done without notice to Lessee which would or might cause such Acquired Facilities Lease or the rights of Brazos as lessee thereunder to be canceled, terminated or forfeited or which would make Lessee or Brazos liable for any losses, costs, liabilities, damages, claims, penalties or other expenses.

     (d) Lessee covenants and agrees pursuant to ARTICLE X hereof to indemnify and hold harmless Brazos and any Assignee from and against any and all liability, loss, damage, suits, penalties, claims and demands of every kind and nature (including, without limitation, reasonable attorneys' fees and expenses) by reason of Lessee's failure to comply with any Acquired Facilities Lease or the provisions of this ARTICLE XVI.

     (e) Brazos and Lessee agree that any services which are required to be provided or repairs or restorations which are required to be made in accordance with the provisions of such Acquired Facilities Lease by the lessor thereunder will be provided and made by such lessor, and Brazos shall have no obligation to provide any such services or to make any such repairs or restorations. Brazos shall in no event be liable to Lessee nor shall the obligations of Lessee hereunder be impaired or the performance thereof excused because of any failure or delay on the part of the lessor under the Acquired Facilities Lease in providing such services or making such restorations or repairs and such failure or delay shall not constitute a basis for any claim against Brazos or any offset against any amount payable to Brazos under this Facilities Lease.

     (f) If Brazos' interest under any Acquired Facilities Lease shall expire, terminate or otherwise be extinguished, the Facilities Lease of the Facility to which such Acquired Facility Lease relates shall thereupon terminate as provided in this paragraph. Upon such expiration, termination or extinguishment (i) on the Basic Rent Payment Date next succeeding such event, Lessee shall pay to Brazos an amount equal to the Acquisition Cost of such Facility less any Unearned Rent and (ii) the Lease Term or Renewal Term of such Facility shall continue until the date on which Brazos receives payment from Lessee of the amount payable pursuant to this paragraph (f) and of all Basic Rent payable and any Additional Rent and other amounts owing hereunder, and shall then terminate upon the payment of such amounts and Brazos shall assign to Lessee the rights, if any, of Brazos under such Acquired Facilities Lease.

     (g) The aggregate of the Acquisition Costs attributable to Facilities covered by an Acquired Facilities Lease and with respect to which a leasehold interest in such Facility is being subleased to Lessee hereunder (including any Acquisition Costs reasonably expected to be advanced to cause the completion of such Facilities) and the Acquisition Costs (as defined in the Ground Lease) attributable to Properties covered by an Acquired Ground Lease (as defined in the Ground Lease) and with respect to which a leasehold interest in such Property is being subleased to Lessee under the Ground Lease shall not, unless the Agent and the Majority Banks shall otherwise consent in writing, exceed fifteen percent (15%) of the then current aggregate Acquisition Costs for all Facilities (including any Acquisition Costs


                                          FACILITIES LEASE AGREEMENT - Page 37
reasonably expected to be advanced to cause the completion of any Facilities) and Acquisition Costs (as defined in the Ground Lease) for all Properties.

                                    ARTICLE XVII

                               INTENTIONALLY OMITTED


                                    ARTICLE XVIII

                                  PERMITTED CONTESTS

     (a) Lessee shall not be required, nor shall Brazos have the right, to pay, discharge or remove any tax, assessment, levy, fee, rent, charge, Lien or encumbrance, or to comply or cause any Facility or FF&E to comply with any Legal Requirements applicable to any Facility or FF&E or the occupancy, use or operation thereof, so long as no Event of Default or Event of Facility Termination exists (and continues beyond any applicable grace or curative period) under this Facilities Lease with respect to any Facility, and, in the opinion of Lessee's counsel, Lessee shall have reasonable grounds to contest, and shall be diligently contesting, the existence, amount, applicability or validity thereof by appropriate proceedings, which proceedings (i) would not, in the reasonable judgment of Lessee, subject any Facility or any Basic Rent or any Additional Rent to sale, forfeiture or loss, as a result of failure to comply therewith, (ii) shall not affect the payment of any Basic Rent or any Additional Rent or other sums due and payable hereunder, (iii) unless any criminal liability could result from a failure to comply therewith, would not cause either Brazos or any Assignee to incur civil liability which, in the sole judgment of Brazos or any Assignee, is not adequately indemnified (Lessee's obligations under ARTICLE X of this Facilities Lease shall be deemed to be adequate indemnification if no Event of Default, Event of Facility Termination, Potential Default or Potential Facility Termination exists, and continues beyond any applicable grace or curative period, and if such civil liability is reasonably likely to be less than $1,000,000 per Facility or FF&E and $2,000,000 in the aggregate for all Facilities and FF&E), (iv) shall be permitted under the provisions of the Acquired Facilities Lease, if any, on such Facility, (v) if involving taxes, shall suspend the collection of taxes, and (vi) shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Lessee or the Facility or FF&E is subject and shall not constitute a default thereunder. Lessee shall conduct all such contests in good faith and with due diligence and shall promptly after the final determination (including appeals) of such contest, pay and discharge all amounts which shall be determined to be payable therein. Notwithstanding anything in this paragraph
(a) to the contrary, Lessee shall not be obligated to actively contest any mechanics' or materialmens' Lien or claim which does not exceed $500,000; PROVIDED that the failure to so contest does not violate clauses (i)-(iv) or
(vi) above, PROVIDED FURTHER that such Lien is junior to any Lien of an Assignee on such Facility, and PROVIDED FURTHER, that Lessee shall in any event diligently contest and defend against the enforcement of any such Lien or claim in good faith and with due diligence and shall promptly, after the final determination (including appeals of such contest), pay and discharge all amounts which shall be determined to be payable therein.

     (b) At least ten (10) days prior to the commencement thereof, Lessee shall notify Brazos and Agent in writing of any such proceeding in which the amount in contest exceeds $500,000, and shall describe such proceeding in reasonable detail. If a taxing authority or subdivision thereof proposes an additional assessment or levy of any tax for which Lessee is obligated to reimburse Brazos under this Facilities Lease, or if Brazos is notified of the commencement of an audit or similar proceeding which could result in such an additional assessment, then Brazos shall in a timely manner notify Lessee in writing of such proposed levy or proceeding.

                                     ARTICLE XIX

                                    MISCELLANEOUS


                                          FACILITIES LEASE AGREEMENT - Page 38

     Section XIX.1. SURVIVAL. All agreements, indemnities, representations and warranties, and the obligation to pay Additional Rent contained in this Facilities Lease shall survive the expiration or other termination hereof.

     Section XIX.2. ENTIRE AGREEMENT. This Facilities Lease and the Facility Leasing Records covering Facilities and FF&E leased pursuant hereto and the instruments, documents or agreements referred to herein constitute the entire agreement between the parties and no representations, warranties, promises, guarantees or agreements, oral or written, express or implied, have been made by any party hereto with respect to this Facilities Lease or the Facility, except as provided herein or therein.

     Section XIX.3. MODIFICATIONS. This Facilities Lease may not be amended, modified or terminated, nor may any obligation hereunder be waived orally, and no such amendment, modification, termination or waiver shall be effective for any purpose unless it is in writing and is signed by the party against whom enforcement thereof is sought. A waiver on one occasion shall not be construed to be a waiver with respect to any other occasion.

     Section XIX.4. GOVERNING LAW. THIS FACILITIES LEASE SHALL WITH RESPECT TO EACH FACILITY IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH SUCH FACILITY IS LOCATED, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. ANY PROVISION OF THIS FACILITIES LEASE WHICH IS PROHIBITED BY LAW OR UNENFORCEABLE IN ANY JURISDICTION SHALL, AS TO SUCH JURISDICTION, BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR UNENFORCEABILITY WITHOUT INVALIDATING THE REMAINING PROVISIONS HEREOF, AND THE PARTIES HERETO SHALL NEGOTIATE IN GOOD FAITH APPROPRIATE MODIFICATIONS TO REFLECT SUCH CHANGES AS MAY BE REQUIRED BY LAW, AND, AS NEARLY AS POSSIBLE, TO PRODUCE THE SAME ECONOMIC EFFECTS AS THE PROVISION WHICH IS PROHIBITED OR UNENFORCEABLE; AND ANY SUCH PROHIBITION OR UNENFORCEABILITY IN ANY JURISDICTION SHALL NOT INVALIDATE OR RENDER UNENFORCEABLE SUCH PROVISION IN ANY OTHER JURISDICTION. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE AND BRAZOS HEREBY WAIVE ANY PROVISION OF LAW WHICH RENDERS ANY PROVISION HEREOF PROHIBITED OR UNENFORCEABLE IN ANY RESPECT.

     Section XIX.5. NO OFFSETS. The obligations of Lessee to pay all amounts payable pursuant to this Facilities Lease (including specifically and without limitation amounts payable due under ARTICLES VI and X hereof) shall be absolute and unconditional under any and all circumstances of any character, and such amounts shall be paid without notice, demand, defense, setoff, deduction or counterclaim and without abatement, suspension, deferment, diminution or reduction of any kind whatsoever, except as herein expressly otherwise provided. The obligation of Lessee to lease and pay Basic Rent, Additional Rent or any other amounts for any and all Facilities is without any warranty or representation, express or implied, as to any matter whatsoever on the part of Brazos or any Assignee or any Affiliate of either, or anyone acting on behalf of any of them.

     NEITHER BRAZOS NOR ANY ASSIGNEE NOR ANY AFFILIATE OF EITHER, NOR ANYONE ACTING ON BEHALF OF ANY OF THEM, MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, AS TO THE SAFETY, TITLE, CONDITION, QUALITY, QUANTITY, FITNESS FOR USE, MERCHANTABILITY, CONFORMITY TO SPECIFICATION, ENVIRONMENTAL CONDITION (INCLUDING THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS), OR ANY OTHER CHARACTERISTIC, OF ANY FACILITY OR FF&E, OR AS TO WHETHER ANY FACILITY OR FF&E OR THE OWNERSHIP, USE, OCCUPANCY OR POSSESSION THEREOF COMPLIES WITH ANY LAWS, RULES, REGULATIONS OR REQUIREMENTS OF ANY KIND.

     EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, AS BETWEEN BRAZOS AND LESSEE, ANY ASSIGNEE OR ANY INDEMNIFIED PERSON, AND TO THE EXTENT ALLOWED BY LAW, LESSEE ASSUMES ALL RISKS AND WAIVES ANY AND ALL DEFENSES, SET-OFFS, DEDUCTIONS,


                                          FACILITIES LEASE AGREEMENT - Page 39

COUNTERCLAIMS (OR OTHER RIGHTS), EXISTING OR FUTURE, TO ITS OBLIGATION TO PAY BASIC RENT, ADDITIONAL RENT AND ALL OTHER AMOUNTS PAYABLE HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY RELATING TO:

     (a) THE SAFETY, TITLE, CONDITION, QUALITY, QUANTITY, FITNESS FOR USE, MERCHANTABILITY, CONFORMITY TO SPECIFICATION, OR ANY OTHER QUALITY OR CHARACTERISTIC OF ANY FACILITY OR FF&E, LATENT OR NOT;

     (b) ANY SET-OFF, COUNTERCLAIM, RECOUPMENT, ABATEMENT, DEFENSE OR OTHER RIGHT TO WITHHOLD THE PAYMENT OF BASIC RENT, ADDITIONAL RENT OR OTHER AMOUNTS HEREUNDER WHICH LESSEE MAY HAVE AGAINST BRAZOS, ANY ASSIGNEE, OR ANY INDEMNIFIED PERSON FOR ANY REASON WHATSOEVER ARISING OUT OF THIS OR ANY OTHER TRANSACTION OR MATTER;

     (c) EXCEPT AS PROVIDED IN SECTION 7.5 OF THIS FACILITIES LEASE WITH RESPECT TO CLAIMS UNDER A TITLE POLICY, ANY DEFECT IN TITLE OR OWNERSHIP OF ANY FACILITY OR FF&E OR ANY TITLE ENCUMBRANCE NOW OR HEREAFTER EXISTING WITH RESPECT TO THE FACILITY OR FF&E;

     (d) ANY FAILURE OR DELAY IN DELIVERY OR ANY LOSS, THEFT OR DESTRUCTION OF, OR DAMAGE TO, ANY FACILITY OR FF&E, IN WHOLE OR IN PART, OR CESSATION OF THE USE OR POSSESSION OF ANY FACILITY OR FF&E BY LESSEE FOR ANY REASON WHATSOEVER AND OF WHATEVER DURATION, OR ANY CONDEMNATION, CONFISCATION, REQUISITION, SEIZURE, PURCHASE, TAKING OR FORFEITURE OF ANY FACILITY OR FF&E, IN WHOLE OR IN PART;

     (e) ANY INABILITY OR ILLEGALITY WITH RESPECT TO THE USE, OWNERSHIP, OCCUPANCY OR POSSESSION OF THE FACILITY OR FF&E BY LESSEE;

     (f) ANY INSOLVENCY, BANKRUPTCY, REORGANIZATION OR SIMILAR PROCEEDING BY OR AGAINST LESSEE, GUARANTOR OR BRAZOS;

     (g) ANY FAILURE TO OBTAIN, OR EXPIRATION, SUSPENSION OR OTHER TERMINATION OF, OR INTERRUPTION TO, ANY REQUIRED LICENSES, PERMITS, CONSENTS, AUTHORIZATIONS, APPROVALS OR OTHER LEGAL REQUIREMENTS;

     (h) THE INVALIDITY OR UNENFORCEABILITY OF THIS FACILITIES LEASE OR ANY OTHER INFIRMITY HEREIN OR ANY LACK OF POWER OR AUTHORITY OF BRAZOS OR LESSEE TO ENTER INTO THIS FACILITIES LEASE; OR

     (i) ANY OTHER CIRCUMSTANCES OR HAPPENING WHATSOEVER, WHETHER OR NOT SIMILAR TO ANY OF THE FOREGOING.

     LESSEE HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS WHICH IT MAY NOW HAVE OR WHICH AT ANY TIME HEREAFTER MAY BE CONFERRED UPON IT, BY STATUTE OR OTHERWISE, TO TERMINATE, CANCEL, QUIT, RESCIND OR SURRENDER THIS FACILITIES LEASE EXCEPT IN ACCORDANCE WITH THE EXPRESS TERMS HEREOF.

     Section XIX.6. NON-RECOURSE. Brazos' obligations hereunder are intended to be the limited obligations of the limited partnership and of the corporation which is the general partner thereof. Notwithstanding any other provision of this Facilities Lease, Lessee agrees that the personal liability of Brazos and the partners comprising Brazos shall be strictly and absolutely limited to the Facilities and FF&E and no recourse for the payment of any amount due under this


                                          FACILITIES LEASE AGREEMENT - Page 40

Facilities Lease or any other agreement contemplated hereby, or for any claim based thereon or otherwise in respect thereof, shall be had against any other assets of the limited partnership or of the general or of any limited partner of Brazos or any incorporator, shareholder, officer, director or Affiliate (past, present or future) of such general partner or limited partner, or of any Affiliate of either, or of any successor corporation to any corporate general partner or any corporate limited partner of Brazos, it being understood that Brazos is a limited partnership entering into the transactions involved in and relating to this Facilities Lease on the express understanding aforesaid. Notwithstanding the foregoing provisions of this SECTION 19.6, nothing contained in this Lease shall be construed to prevent enforcement of specific performance of Brazos' obligations hereunder or prevent recourse against Brazos (i) for Brazos' failure to convey any Facility or FF&E to Lessee or its designee in accordance with the provisions of this Lease, or to obtain a release of any Lien created pursuant to the Credit Agreement or created by Brazos contrary to the provisions of this Facilities Lease covering any Facility or FF&E so purchased,
(ii) for Brazos' failure to make an advance with respect to Acquisition Costs as and when Lessee is entitled to such advance, (iii) for Brazos' failure to make insurance proceeds or condemnation awards available to Lessee as and when Lessee is entitled to such amounts pursuant to this Lease, (iv) for Brazos' breach of its representations in SECTION 2.16 hereof, (v) for Brazos' failure to comply with the provisions of SECTION 3.4(v), (vi) AND (vii), SECTION 19.10 or
SECTION 19.14, or (vi) for fraud perpetrated by Brazos.

     Section XIX.7.  NOTICES.

     (a) All notices, consents, requests, approvals, demands and other communications provided for herein shall be in writing (including telecopy communications) and mailed, telecopied, sent by overnight courier or delivered:

     If to Brazos:

           Brazos Markets Development, L.P.
           c/o Brazos Markets Management, Inc.
           2911 Turtle Creek Blvd., Suite 1240
           Dallas, Texas 75219
           Attention: Gregory C. Greene
           Telephone:    (214) 522-7296
           Telecopy:     (214) 520-2009

     If to Agent or Assignee:

           Chase Bank of Texas, National Association
           712 Main Street
           Houston, Texas 77002
           Attention:    Michael Ondruch
           Telephone:    (713) 216-5324
           Telecopy:     (713) 216-6004

     with a copy to:

           Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
           3400 Chase Tower
           600 Travis Street
           Houston, Texas 77002-3095
           Attention:    Stanley B. Haas
           Telephone:    (713) 226-1247
           Telecopy:     (713) 223-3717


                                          FACILITIES LEASE AGREEMENT - Page 41

     If to Lessee:

           Randall's Food & Drugs, Inc.
           3663 Briarpark
           Houston, Texas 77042
           Attention: Lee Straus
           Telephone:    (713) 268-3617
           Telecopy:     (713) 268-3605

           Randall's Food Markets, Inc.
           3663 Briarpark
           Houston, Texas 77042
           Attention: Lee Straus
           Telephone:    (713) 268-3617
           Telecopy:     (713) 268-3605

           with copies to

           Randall's Properties, Inc.
           3663 Briarpark
           Houston, Texas 77042
           Attention:    Mr. Joe R. Rollins
           Telephone:    (713) 268-3661
           Telecopy:     (713) 268-3601

           and

           Vinson & Elkins LLP
           2300 First City Tower
           1001 Fannin Street
           Houston, Texas 77012-6760
           Attention:    Mr. Sanford A. Weiner
           Telephone:    (713) 758-2558
           Telecopy:     (713) 615-5268


or, in the case of any party hereto, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties given in accordance with the provisions of this Section.

     All communications shall be effective three Business Days after the date when mailed by certified mail, return receipt requested postage prepaid to any party at its address specified above, or upon receipt if telecopied to any party to the telecopy number set forth above, or upon receipt if delivered personally to any party at its address specified above.

     A copy of each communication shall be sent to any Assignee at such address as such Assignee may specify by written notice to Brazos and Lessee.

     (b) Brazos shall within five (5) Business Days give to Lessee a copy of all notices received by Brazos pursuant to any Credit Agreement or any Acquired Facility Lease and any other notices received with respect to any Facility.


                                          FACILITIES LEASE AGREEMENT - Page 42

     Section XIX.8. USURY. No provision of this Facilities Lease, the Agreement for Facilities Lease or any other instrument relating to this Facilities Lease, shall require the payment or permit the collection of interest in excess of the maximum non-usurious interest rate under applicable law (the "MAXIMUM RATE"). If any excess interest in such respect is so provided for, or shall be adjudicated to be so provided for, the provisions of this SECTION 19.8 shall govern, and neither Lessee nor its successors or assigns shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate. In determining the Maximum Rate, any interest shall be spread over the term of the Facilities Lease to the extent permitted by applicable U.S. Federal or state law, notwithstanding the actual time for the payment of any rent or other amounts hereunder. It is expressly stipulated and agreed to be the intent of Brazos and Lessee at all times to comply with applicable state law governing the Maximum Rate or the amount of interest payable pursuant to this Facilities Lease (or applicable U.S. Federal law to the extent that it permits Brazos to contract for, charge, take, reserve or receive a greater amount of interest than under state law). If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Facilities Lease, the Agreement for Facilities Lease or any of the other documents relating to this Facilities Lease or any amount contracted for, charged, taken, reserved or received with respect to this Facilities Lease, or if Brazos' exercise of any option contained herein or in any other document to accelerate the payment of amounts required hereunder results in Lessee having paid any interest in excess of that permitted by applicable law, then it is Brazos' and Lessee's intent that all excess amounts theretofore collected by Brazos be credited on the remaining balance of payments due hereunder (or, if all amounts due hereunder have been or would thereby be paid in full, refunded to Lessee) and the provisions of this Facilities Lease shall immediately be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and under any other document relating hereto. If at any time the amount of any interest fora year, would, but for this SECTION 19.8, exceed the amount of interest that would have been accrued during such year if the Maximum Rate had from time to time been in effect, the total interest payable for such year shall be limited to the amount that would have been accrued if the Maximum Rate had from time to time been in effect, and to the fullest extent permitted by applicable law, such excess shall be (i) spread and allocated to the preceding periods in which the interest paid was less than the interest that would have been accrued at the Maximum Rate or (ii) spread and allocated to subsequent periods in which the total payments on account of interest are less than the interest that would have accrued at the Maximum Rate.

     Section XIX.9. NO MERGER. There shall be no merger of this Facilities Lease or of the leasehold estate hereby created with the fee estate in any Facility by reason of the fact that the same person acquires or holds, directly or indirectly, this Facilities Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate as well as the fee estate in any Facility or any interest in such fee estate.

     Section XIX.10. SALE OR ASSIGNMENT BY BRAZOS. Brazos shall not sell, mortgage or encumber or assign or otherwise grant any Lien upon its right, title, interest or obligations in a Facility or FF&E or under this Facilities Lease, except that Brazos shall have the right to finance the acquisition and ownership of the Facility and FF&E by selling, assigning or granting a security interest to the Assignee pursuant to the Credit Documents in (i) its right, title and interest in this Facilities Lease and (ii) any or all amounts due from Lessee or any third party under this Facilities Lease, as provided in the Credit Agreement; PROVIDED that any such sale, assignment or grant of a security interest shall be subject to the rights and interests of Lessee under this Facilities Lease. In addition, Brazos shall, at the time each Property or Facility is acquired by Brazos, execute and deliver to Lessee a Deed of Trust and Security Agreement (each, a "PURCHASE DEED OF TRUST") covering the applicable Property and/or Facility and granting to Lessee a Lien covering such Property and/or Facility to secure performance of Brazos' obligations pursuant to ARTICLE XII hereof. Each Purchase Deed of Trust shall be subordinate to any Liens created pursuant to the Credit Documents in favor of the Assignee covering the applicable Property and/or Facility.

     Section XIX.11. INCOME TAXES. Brazos agrees that it will not file any Federal, state or local income tax returns during the Lease Term or Renewal Term, if any, with respect to any Facility that are inconsistent with the treatment of Lessee as owner of such Facility for Federal, state and local income tax purposes.


                                          FACILITIES LEASE AGREEMENT - Page 43

     Section XIX.12. TRANSFER ON AS-IS BASIS. In connection with any sale of Facility pursuant to this Facilities Lease, when Brazos transfers title, such transfer shall be on an as-is, non-installment sale basis, without warranty by, or recourse to, Brazos, but free of the Lien created by a Credit Agreement and any Lien created by Brazos contrary to the terms of this Facilities Lease.

     Section XIX.13.  RIGHT TO PERFORM FOR LESSEE.

     (a) If an Event of Default occurs by reason of the failure of Lessee to perform or comply with any of its covenants or agreements contained in this Facilities Lease and continues beyond any applicable grace or curative period, Brazos may, upon notice to Lessee but without waiving or releasing any obligations or default, itself perform or comply with such covenant or agreement, and the amount of the reasonable expenses of Brazos incurred in connection with such performance or compliance, shall be payable by Lessee, not later than ten (10) Business Days after written notice by Brazos.

     (b) Without in any way limiting the obligations of Lessee hereunder, Lessee hereby irrevocably appoints Brazos as its agent and attorney at the time at which Lessee is obligated to deliver possession of any Facility to Brazos, to demand and take possession of such Facility in the name and on behalf of Lessee from whomsoever shall be at the time in possession thereof.

     Section XIX.14.  MERGER, CONSOLIDATION OR SALE OF ASSETS.

     (a) Brazos may not consolidate with or merge into any other Person or sell all or substantially all of its assets to any Person.

     (b) The terms and provisions of this Facilities Lease shall be binding upon and inure to the benefit of Brazos and Lessee and their respective successors and assigns.

     Section XIX.15. RULE AGAINST PERPETUITIES. The parties hereto do not intend any interest created by this Facilities Lease to be a perpetuity or to be subject to invalidation under the perpetuities rule, however, if the rule is to be applied, then the perpetuities period shall be twenty-one (21) years after the last to die of the currently living great-grandchildren and/or grandchildren of George H. W. Bush.

     Section XIX.16. REEXECUTION. The parties hereto shall reexecute this Facilities Lease to the extent necessary to make this Facilities Lease enforceable under the laws of any State in which a Facility is located.

     Section XIX.17. PURCHASE OR SALE OF PROPERTY. Notwithstanding anything to the contrary herein, Lessee shall not have the right to purchase any Facility or arrange for the sale of any Facility to a third party unless simultaneous with such purchase or sale any Property on which such Facility is located is purchased by Lessee or sold to a third party.

     Section XIX.18. SEVERABILITY. In case one or more provisions of this Facilities Lease shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

     Section XIX.19.  INTENTIONALLY OMITTED

     Section XIX.20. EXECUTION IN COUNTERPARTS. This Facilities Lease may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section XIX.21. CONFIDENTIALITY. Brazos agrees to use reasonable efforts to keep confidential all information of a confidential nature received by it from Lessee pursuant to this Facilities Lease; PROVIDED, HOWEVER, that such


                                          FACILITIES LEASE AGREEMENT - Page 44
information may be disclosed: (i) to directors, officers, employees, agents, representatives or outside counsel of Brazos or of the Agent or any Bank or any Affiliate of any Bank under any Credit Agreement; (ii) to any auditor, government official or examiner; (iii) pursuant to any subpoena or other court order or otherwise as may be required by applicable law; or (iv) to any assignee of or participant in, or prospective assignee of or participant in, any Bank's Advances or its Commitment or any part thereof under any Credit Agreement who, in each case, agrees in writing to be bound by the terms of this Section; and PROVIDED FURTHER, that no confidentiality obligation shall attach to any information which (1) is or becomes publicly known, through no wrongful act on the part of any Person who shall have received such information, (2) is rightfully received by such Person from a third party, (3) is independently developed by such Person, or (4) is explicitly approved for release by Lessee.

     Section XIX.22.  WAIVER OF LANDLORD'S LIENS.    Brazos hereby waives,
relinquishes and discharges all liens and rights (statutory, contractual, consensual or otherwise) that Brazos may have on any personal property or trade fixtures of Lessee of any kind, and all additions, accessions and substitutions thereto. This clause shall be self-operative and no other instrument of waiver need be required by any lienholder of such property or trade fixtures. In confirmation of such waiver, however, Brazos shall, at Lessee's request, execute promptly any appropriate certificate or instrument that Lessee may reasonably request.

     Section XIX.23. BREAKAGE COSTS ARISING DUE TO BRAZOS DEFAULT. Notwithstanding anything to the contrary set forth herein or in any of the other Lease Documents, Lessee shall not have any obligation to pay or to reimburse Brazos for the payment of breakage costs payable under Section 2.8 of the Credit Agreement which arise solely by reason of an acceleration of the maturity of the Obligations (as defined in the Credit Agreement) following an Event of Default (as defined in the Credit Agreement) unless an Event of Default (as herein defined) then exists hereunder which is continuing beyond the expiration of any applicable grace or curative period.

     Section XIX.24.  MEMORANDA OF LEASE.    Brazos and Lessee each agrees,
promptly upon request by the other party hereto or by Agent, to execute Memoranda of Lease in recordable form and otherwise in form and substance satisfactory to Brazos, Lessee and Agent, for all Facilities and all FF&E.




                                          FACILITIES LEASE AGREEMENT - Page 45

     IN WITNESS WHEREOF, Brazos and Lessee have caused this Facilities Lease to be executed and delivered by their duly authorized officers as of the day and year first above written.


                             BRAZOS MARKETS DEVELOPMENT, L.P.
                             a Delaware limited partnership

                             By: BRAZOS MARKETS MANAGEMENT, INC.,
                                 a Delaware corporation, its General Partner


                                 By: /s/ DANIEL D. BOECKMAN
                                    --------------------------------------------
                                    Daniel D. Boeckman, Executive Vice President























                                          FACILITIES LEASE AGREEMENT - Page 46

                                 RANDALL'S FOOD & DRUGS, INC.,
                                 a Delaware corporation


                                 By: /s/ LEE STRAUS
                                    -------------------------------------------
                                     Lee Straus, Senior Vice President-Finance,
                                     Secretary and Treasurer


                                 RANDALL'S FOOD MARKETS, INC.,
                                 a Texas corporation


                                 By: /s/ LEE STRAUS
                                    -------------------------------------------
                                     Lee Straus, Senior Vice President-Finance,
                                     Secretary and Treasurer















                                          FACILITIES LEASE AGREEMENT - Page 47

STATE OF TEXAS           )
                         )
COUNTY OF DALLAS         )

     This instrument was acknowledged before me on the 8th day of September, 1998 by Daniel D. Boekman, Executive Vice President of BRAZOS MARKETS MANAGEMENT, INC., a Delaware corporation, the General Partner of BRAZOS MARKETS DEVELOPMENT, L.P., a Delaware limited partnership, on behalf of said corporation and said limited partnership.


                                       /s/ Sharon Kay Koehler
                                       ---------------------------------------
                                       NOTARY PUBLIC IN AND FOR
                                       THE STATE OF T E X A S
[SEAL]






















                                          FACILITIES LEASE AGREEMENT - Page 48

                                      [SEAL]


STATE OF TEXAS                )
                              )
COUNTY OF HARRIS              )


     This instrument was acknowledged before me on the 14th day of September, 1998 by Lee Straus, the Senior Vice President-Finance, Secretary and Treasurer of RANDALL'S FOOD & DRUGS, INC., a Delaware corporation, on behalf of said corporation.


                                       /s/ Carol B. Klass
                                       ---------------------------------------
                                       NOTARY PUBLIC IN AND FOR
                                       THE STATE OF T E X A S

My commission expires:                 Name of Notary Printed:

        9-17-02                        /s/ Carol B. Klass
                                       -------------------------

                                               [SEAL]

STATE OF TEXAS                )
                              )
COUNTY OF HARRIS              )


     This instrument was acknowledged before me on the 14th day of September, 1998 by Lee Straus, the Senior Vice President-Finance, Secretary and Treasurer of RANDALL'S FOOD MARKETS, INC., a Texas corporation, on behalf of said corporation.

                                       /s/ Carol B. Klass
                                       ---------------------------------------
                                       NOTARY PUBLIC IN AND FOR
                                       THE STATE OF T E X A S

My commission expires:                 Name of Notary Printed:

         9-17-02                       /s/ Carol B. Klass
                                       -------------------------





                                          FACILITIES LEASE AGREEMENT - Page 49

                                      EXHIBIT A

                                SCHEDULE OF INSURANCE


     1. All risk direct physical damage insurance for the Property and all improvements, equipment and structures located thereon in the amounts and subject to the deductibles and self-insurance provisions that are applicable under like insurance coverage maintained by Lessee for similar property and equipment owned, leased or held by Lessee and which are approved by Agent in its reasonable discretion.

     2. Commercial general liability insurance, including, without limitation, coverage for legal liability against claims for bodily injury, death or property damage, occurring on, in or about each Property and the improvements, equipment and structures located thereon, in the minimum amount of $1,000,000 combined single limit per occurrence for bodily injury and property damage, $2,000,000 annual aggregate. Liability coverage may be subject to such deductibles as may be usual and customary for Lessee to carry in its normal course of business.

     3. Workers' compensation and employers' liability insurance covering Lessee's employees in such amount as is required by law, or if permissible under state law, any legally appropriate alternative providing substantially similar compensation for injured workers.






                                           FACILITIES LEASE AGREEMENT - Page 1